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                         AGREEMENT AND PLAN OF REORGANIZATION

                                    BY AND BETWEEN

                                 BAY BANCSHARES, INC.
                                   LA PORTE, TEXAS

                                         AND

                                      TEXAS BANK
                                    BAYTOWN, TEXAS


                                         AND
                                     JOINED IN BY

                  HENRY ADAIR; HARRY OLLINGER, JR.; JOSEPH D. CROOK;
            ROY PETTIETTE; ERWIN WILBANKS; LEE JOSEPH; DAVID HAYWOOD; THE
          OLLINGER FAMILY 1990 LIMITED PARTNERSHIP; THE HARRY OLLINGER AND
             MARY WINSLOW OLLINGER REVOCABLE FAMILY TRUST, MANAGING AND
            GENERAL PARTNER BY HARRY OLLINGER; MARY WINSLOW OLLINGER; AND
                THE ESTATE OF JAMES W. GUEST BY RALPH GUEST, EXECUTOR





                              Dated as of June 24, 1997





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

                         AGREEMENT AND PLAN OF REORGANIZATION


This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 24th day of June, 1997, by and between Bay Bancshares, Inc., a Texas corporation and registered bank holding company with its principal offices in La Porte, Texas ("Bancshares") and Texas Bank, Baytown, Texas ("Baytown"), a Texas state bank, and joined in by Henry Adair, Harry Ollinger, Jr., Joseph D. Crook, Roy Pettiette, Erwin L. Wilbanks, Lee Joseph, David Haywood; The Ollinger Family 1990 Limited Partnership; The Harry Ollinger and Mary Winslow Ollinger Revocable Family Trust, Managing and General Partner by Harry Ollinger; Mary Winslow Ollinger; and the Estate of James W. Guest by Ralph Guest, Executor; individually and as shareholders of Baytown (each a "Shareholder" and collectively, the "Shareholders").


                                 W I T N E S S E T H:


    WHEREAS, Bancshares desires to acquire all of the issued and outstanding stock of Baytown through the eventual consolidation of Baytown with and into Bayshore National Bank of La Porte, La Porte, Texas ("Bayshore"), a wholly owned subsidiary of Bancshares (the "Consolidation"); and

    WHEREAS, Bancshares has previously delivered to Baytown an earnest money deposit in the amount of Ten Thousand Dollars ($10,000.00); and

    WHEREAS, Bancshares and Baytown believe that the Consolidation, as provided for and subject to the terms and conditions set froth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Bancshares, Baytown and their respective shareholders; and

    WHEREAS, Bancshares and Baytown desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

    WHEREAS, the respective boards of directors of Bancshares and Baytown have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement; and

    WHEREAS, the Shareholders have joined in this Agreement for certain limited purposes set forth herein;

    NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:


                                      ARTICLE I.
                         ACQUISITION OF BAYTOWN BY BANCSHARES

    SECTION 1.01 INITIAL CONSOLIDATION. On the terms and subject to the conditions contained in this Agreement and the Agreement and Plan of Consolidation to be entered into between Baytown and Bayshore (the "Consolidation Agreement") and joined in by Bancshares, attached hereto as EXHIBIT "A", a newly formed Texas state interim bank to be formed by Banchsares ("New Bank") shall consolidate with and into Baytown (the resulting bank being herein referred to as the "First Surviving Bank") as of the Initial Consolidation Effective Time, as defined in Section 2.05, under the charter and Articles of Association of Baytown, as determined be the Texas Department of Banking (the "Banking Department") and the Federal Deposit Insurance Corporation (the "FDIC"), and each of the outstanding shares of common stock of New Bank shall and without any action on the part of Bancshares be canceled and be converted into shares of common stock of the First Surviving Bank. The shares of common stock of the First Surviving Bank into which such New Bank common stock is converted shall represent ownership of one hundred percent (100%) of the issued and outstanding capital stock of the First Surviving Bank, all of which shall be owned by Bancshares.

    SECTION 1.02 ARTICLES OF ASSOCIATION, BYLAWS AND FACILITIES OF FIRST SURVIVING BANK. At the Initial Consolidation Effective Time and until thereafter amended in accordance with law, the Articles of Association of the First Surviving Bank shall be the Articles of Association of Baytown as in effect at the Initial Consolidation Effective Time. Until altered, amended or repealed as provided therein and in the Articles of Association of the First Surviving Bank, the Bylaws of the First Surviving Bank shall be the Bylaws of Baytown as in effect at the Initial Consolidation Effective Time. The main office of the First Surviving Bank shall be the main office of Baytown as of the Initial Consolidation Effective Time, and all corporate acts, plans, policies, contracts, approvals, and authorizations of Baytown and New Bank and their respective shareholders, boards of directors, committees, elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Initial Consolidation Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals, and authorizations of the First Surviving Bank and shall be effective and binding thereon as the same were with respect to Baytown and New Bank, respectively, as of the Initial Consolidation Effective Time.

    SECTION 1.03 EFFECT OF THE INITIAL CONSOLIDATION. At the Initial Consolidation Effective Time, the separate corporate existence of Baytown and New Bank shall be merged into and continued in the First Surviving Bank, and the First Surviving Bank shall be deemed to be a continuation in entity and identity of Baytown and New Bank. All rights, franchises and interests of Baytown and New Bank, respectively, in and to any type of property and choses in action shall be transferred to and vested in the First Surviving Bank by virtue of the Initial Consolidation without any deed or other transfer. First Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by Baytown and New Bank, respectively, as of the Initial Consolidation Effective Time.

    SECTION 1.04 LIABILITIES OF THE FIRST SURVIVING BANK. At the Initial Consolidation Effective Time, the First Surviving Bank shall be liable for all liabilities of Baytown and New Bank. All deposits, debts, liabilities and obligations of Baytown and New Bank, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Baytown or New Bank, as the case may be, shall be those of the First Surviving Bank and shall not be released or impaired by the Initial Consolidation. All rights of creditors and other obligees and all liens on property of either Baytown or New Bank shall be preserved unimpaired.

    SECTION 1.05 FINAL CONSOLIDATION. Immediately after the Initial Consolidation Effective Time, the First Surviving Bank shall be consolidated (the "Final Consolidation") with and into Bayshore (which, as the receiving association, is hereinafter referred to as "Continuing Bank" whenever reference is made to it at or after the Effective Date (as defined in Section 2.05 of this Agreement)) under the charter and Articles of Association of Bayshore, pursuant to the provisions of, and with the effect provided in the Bank Merger Act and the Texas Banking Act, as amended.

    SECTION 1.06 ARTICLES OF ASSOCIATION, BYLAWS AND FACILITIES OF CONTINUING BANK. On the Effective Date and until thereafter amended in accordance with law, the Articles of Association of the Continuing Bank shall be the Articles of Association of Bayshore as in effect on the Effective Date. Until altered, amended or repealed as provided therein and in the Articles of Association of the Continuing Bank, the Bylaws of the Continuing Bank shall be the Bylaws of Bayshore as in effect on the Effective Date. The established offices and facilities of the First Surviving Bank immediately prior to the Final Consolidation shall become established offices and facilities of the Continuing Bank. Until thereafter changed in accordance with law or the Articles of Association or Bylaws of Continuing Bank, all corporate acts, plans, policies, contracts, approvals, and authorizations of the First Surviving Bank and Bayshore and their respective shareholders, boards of directors, committees, elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Initial Consolidation Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals, and authorizations of the Continuing Bank and shall be effective and binding thereon as the same were with respect to Baytown and New Bank, respectively, as of the Effective Date.

    SECTION 1.07 EFFECT OF THE FINAL CONSOLIDATION. On the Effective Date, the separate corporate existence of the First Surviving Bank and Bayshore shall be consolidated into and continued in the Continuing Bank, and the Continuing Bank shall be deemed to be a continuation in entity and identity of First Surviving Bank and Bayshore. All rights, franchises and interests of First Surviving Bank and Bayshore, respectively, in and to any type of property and choses in action shall be transferred to and vested in the Continuing Bank by virtue of the Final Consolidation without any deed or other transfer.
Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by First Surviving Bank and Bayshore, respectively, as of the Effective Date.

    SECTION 1.08 LIABILITIES OF THE CONTINUING BANK. On the Effective Date, the Continuing Bank shall be liable for all liabilities of First Surviving Bank and Bayshore. All deposits, debts, liabilities and obligations of First Surviving Bank and Bayshore, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of First Surviving Bank and Bayshore, as the case may be, shall be those of the Continuing Bank and shall not be released or impaired by the Fianl Consolidation. All rights of creditors and other obligees and all liens on property of either First Surviving Bank and Bayshore shall be preserved unimpaired.

    SECTION 1.09 CONSOLIDATION CONSIDERATION. The total consideration payable for all of the capital stock of Baytown referenced below shall be Five Million Three Hundred Eighty Five Thousand Dollars ($5,385,000.00) to be payable in the following manner:

    A. Subject to the provisions of Section 1.09, at the Initial Consolidation Effective Time and upon and by reason of the Initial Consolidation becoming effective, all holders of the common stock of Baytown, par value $3.75 per share (the "Baytown Common Stock") shall be entitled to receive from Bayshore, as of the Initial Consolidation Effective Time, for each share of Baytown Common Stock owned by such holder at the Effective Date, an amount equal to Five Million Three Hundred Eighty Five Thousand Dollars ($5,385,000.00) divided by the number of shares of Baytown Common Stock outstanding as of the Initial Consolidation Effective Time (the "Per Share Baytown Common Stock Consideration"; the aggregate Per Share Baytown Common Stock Consideration to be paid for all of the shares of the Baytown Common Stock is referred to herein as the "Baytown Common Stock Consideration"), and any and all rights arising out of the ownership of such shares shall, without any action on the part of the holder thereof, be canceled and converted into the right to receive the Per Share Baytown Common Stock Consideration.

    B. On or immediately prior to the Initial Consolidation Effective Time, Bancshares shall have available cash in sufficient amount to pay the Baytown Common Stock Consideration. At least ten (10) days in advance of the Closing Date (as defined in Section 2.01 of this Agreement), Bancshares will send to each shareholder of Baytown a letter of transmittal for use in exchanging such holder's certificates for his Per Share Baytown Common Stock Consideration. Each holder of Baytown shall be entitled to receive payment for his shares only upon surrender of the certificates representing his shares of Baytown Common Stock or after providing an appropriate Affidavit of Lost Certificate and Indemnity Agreement and/or a bond as may be required in each case by Bancshares. Until so surrendered, each Baytown Common Stock certificate will be deemed for all corporate purposes to represent and evidence solely the right to receive the amount of the Baytown Common Stock Consideration to be paid therefor pursuant to this Agreement without interest thereon.

    C. Upon consummation of the Consolidations, the par value and number of issued and outstanding shares of capital stock of the Continuing Bank shall be the same as the par value and number of issued and outstanding shares of capital stock of Bayshore as of the Effective Date.

    SECTION 1.10 DISSENTING SHARES. Each share of Baytown Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Initial Consolidation and who has perfected his dissenters' rights of appraisal by following the procedures set forth in the Bank Merger Act and the Texas Banking Act, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his certificates representing shares of Baytown Common Stock for the Per Share Baytown Common Stock Consideration and has otherwise not effectively withdrawn or lost his dissenters' rights, shall not be converted into or represent the right to receive the Per Share Baytown Common Stock Consideration pursuant to Section 1.09 hereof and shall be entitled to only such rights as are available to such holder pursuant to the applicable provisions of the Bank Merger Act and the Texas Banking Act, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the Bank Merger Act and the Texas Banking Act. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the Bank Merger Act and the Texas Banking Act, such Dissenting Shares shall be converted into the right to receive the Per Share Baytown Common Stock Consideration in accordance with the provisions of Section 1.09 hereof.

    SECTION 1.11 RATIFICATION BY SHAREHOLDERS. This Agreement shall be submitted to the shareholders of Baytown and, if required, to Banchsares as the sole shareholder of New Bank and Bayshore in accordance with applicable provisions of law and the respective Articles of Association and Bylaws of Baytown, New Bank and Bayshore. Baytown and Bancshares and Bayshore shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in the satisfaction of all other requirements prescribed by law or otherwise necessary for the consummation of the Consolidations on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the FDIC, the Banking Department and the Office of the Comptroller of the Currency ( the "OCC").

    SECTION 1.12 ADJUSTMENT TO THE BAYTOWN COMMON STOCK CONSIDERATION. The Baytown Common Stock Consideration specifically contemplates that the shareholders' equity of Baytown, plus one half of the retained earnings of Baytown for the period from December 31, 1996 through the Closing Date (excluding any net unrealized gain or loss on securities held as available for sale) shall at least equal Three Million Five Hundred Eighty Nine Thousand Dollars ($3,589,000.00) on the Closing Date. In the event that the shareholders' equity of Baytown plus one half of the retained earnings of Baytown for the period from December 31, 1996 through the Closing Date shall be less than $3,589,000.00 on the Closing Date, the Baytown Common Stock Consideration shall be reduced to an amount equal to the shareholders' equity of Baytown as of the Closing Date multiplied by 1.50042.

    SECTION 1.13 PERMITTED DIVIDENDS BY BAYTOWN. On and as of June 30, 1997 and quarterly thereafter until Closing, Baytown shall be permitted to declare and pay to its shareholders a dividend equal to one half of Baytown's net income as reflected on its statement of income dated June 30, 1997 and each quarterly statement thereafter until Closing for the three months then ended. Immediately prior to the Closing, and subject to the verification of Bancshares as to the proper reflection of all items of income and expense on Baytown's statement of income, Baytown shall be permitted to declare and pay to its shareholders a dividend equal to one half of Baytown's net income as reflected on its statement of income dated as of the last day of the month immediately preceding the Closing Date.


                                     ARTICLE II.
                           THE CLOSING AND THE CLOSING DATE

    SECTION 2.01 CLOSING. Subject to the other provisions of this Section II, on a mutually acceptable date (the "Closing Date") as soon as practicable within a thirty day period commencing with the latest to occur of the following dates:

    A. the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Consolidations: or

    B. if the transactions contemplated by this Agreement are being contested in any legal proceeding and Banchsares or Baytown have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of Bancshares and Baytown, to the consummation of the transactions contemplated herein, or such prior date as each of Bancshares and Baytown shall elect whether or not such proceeding has been brought to a conclusion;

a meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

    The Closing shall take place at the offices of Bancshares, 1001 Highway 146, La Porte, Texas 77571 on the Closing Date, or at such other place to which the parties may agree.

    SECTION 2.02 ACTIONS TO BE TAKEN AT THE CLOSING BY THE SHAREHOLDERS AND BAYTOWN. At the Closing, Baytown shall execute and acknowledge (where appropriate) and deliver or cause to be delivered to Bancshares, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to Bancshares' obligations to close hereunder):

    A. True, correct and complete copies of the Articles of Association of Baytown and all amendments thereto, and true, correct and complete copies of the Bylaws of Baytown and all amendments thereto, duly certified as of a recent date by the Banking Department.

    B. A certificate of existence, dated as of a recent date, issued by the Banking Department, duly certifying as to the existence of the Baytown under the laws of the State of Texas.

    C. A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Baytown in the State of Texas.

    D. A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of the Baytown are insured by the Bank Insurance Fund of the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA").

    E. A certificate, dated as of the Closing Date, executed by the Cashier or an Assistant Cashier of Baytown, pursuant to which Baytown shall certify (a) the due adoption by the Board of Directors of Baytown of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions of

         Baytown contemplated hereby, including, but not limited to the Consolidation Agreement, and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of Baytown authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby;
         (c) the incumbency and true signatures of those officers of Baytown duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Baytown; and (d) that the copy of the Bylaws of Baytown attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

    F. A certificate duly executed by a duly authorized officer of Baytown, dated as of the Closing Date, pursuant to which Baytown shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct on and as of the Closing Date as if made on such date and that except as expressly permitted by this Agreement there shall have been no Material Adverse Change (as defined herein) since December 31, 1996.

    G. All consents required to be obtained by Baytown from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.07.

    H.   An opinion of counsel to Baytown in accordance with this Agreement;
         and

    I. All other documents required to be delivered to Bancshares by Baytown under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Bancshares or its counsel.

    SECTION 2.03 ACTIONS TO BE TAKEN AT THE CLOSING BY BANCSHARES. At the Closing, Bancshares shall execute and acknowledge (where appropriate) and deliver to Baytown, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Baytown's obligations to close hereunder):

    A. True, correct and complete copies of the Articles of Association of Bayshore and all amendments thereto, and true, correct and complete copies of the Bylaws of Bayshore and all amendments thereto, duly certified as of a recent date by the OCC.

    B. True, correct and complete copies of the Articles of Incorporation of Bancshares and all amendments thereto, and true, correct and complete copies of the Bylaws of Bancshares and all amendments thereto, duly certified as of a recent date by the

         Secretary of State of the State of Texas.

    C. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Bancshares in Texas.

    D. A certificate of existence, dated as of a recent date, issued by the OCC, duly certifying as to the existence of the Bayshore under the laws of the United States of America.

    E. A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Bayshore in the State of Texas.

    F. A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of the Bayshore are insured by the FDIC pursuant to the FDIA.

    G. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Bancshares, pursuant to which Bancshares shall certify (a) the due adoption by the Board of Directors of Bancshares of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions of Bancshares contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Bancshares duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Bancshares; and (c) that the copy of the Bylaws of Bancshares attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

    H. A certificate, dated as of the Closing Date, executed by the Cashier or an Assistant Cashier of Bayshore, pursuant to which Bayshore shall certify (a) the due adoption by the Board of Directors of Bayshore of corporate resolutions attached to such certificate authorizing the execution and delivery of the Consolidation Agreement and the taking of all actions of Bayshore contemplated thereby; (b) the incumbency and true signatures of those officers of Bayshore duly authorized to act on its behalf in connection with the transactions contemplated by the Consolidation Agreement and to execute and deliver the Consolidation Agreement and the taking of all actions contemplated thereby on behalf of Bayshore; and (d) that the copy of the Bylaws of Bayshore attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

    I. A certificate, dated as of the Closing Date, executed by a duly authorized officer of

         Bancshares, pursuant to which Bancshares shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct on and as of the date of such certificate as if made on such date.

    J. All consents required to be obtained by Bancshares or Bayshore from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on
         Schedule 4.05.

    K.   An opinion of counsel to Bancshares in accordance with this Agreement;
         and

    L. All other documents required to be delivered to Baytown by Bancshares under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Baytown or its counsel.

    SECTION 2.04 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested (to the extent possible) will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

    SECTION 2.05 INITIAL CONSOLIDATION EFFECTIVE TIME. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this agreement including, among other conditions, the receipt of any requisite approval of the shareholders of New Bank and Baytown and the regulatory approvals of the Federal Reserve Board, the OCC, the FDIC, the Banking Department, and any other federal or state regulatory agency whose approval must be received in order to consummate the Initial Consolidation, the Initial Consolidation shall become effective, and the effective time of the Initial Consolidation shall occur, at the date and time specified in the certificate approving the Initial Consolidation to be issued by the Banking Department (the "Initial Consolidation Effective Time"). It is anticipated by Bancshares and Baytown that the Closing, the Initial Consolidation Effective Time and the Effective Date will occur on the same day.

    SECTION 2.06 EFFECTIVE DATE. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this agreement including, among other conditions, the receipt of any requisite approval of the shareholders of Bayshore and Baytown and the regulatory approvals of the Federal Reserve Board, the OCC, the FDIC, the Banking Department, and any other federal or state regulatory agency whose approval must be received in order to consummate the Consolidations, the Final Consolidation shall become effective, and the effective time of the Final Consolidation shall occur, at the date and time specified in the certificate approving the Final Consolidation to be issued by the OCC (the "Effective Date"). It is anticipated by Bancshares and Baytown that the Closing, the Initial Consolidation Effective Time and the Effective Date will occur on the same day.

                                     ARTICLE III.
                            REPRESENTATIONS AND WARRANTIES
                                      OF BAYTOWN

    Baytown hereby makes the representations and warranties set forth in this
Article III to Bancshares. Baytown agrees at the Closing to provide Bancshares with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

    SECTION 3.01 ORGANIZATION AND QUALIFICATION. Baytown is a state bank organized under the laws of the State of Texas. Baytown has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Association and Bylaws of Baytown as amended to date, certified by the Cashier of Baytown, have been delivered to Bancshares. Baytown is an insured bank as defined in the Federal Deposit Insurance Act and is not a member of the Federal Reserve System (the "Federal Reserve"). Baytown does not own or control any Affiliate (as defined in Section 12.09) or Subsidiary (as defined in
Section 12.09). The nature of the business of Baytown and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. Baytown has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by Baytown has not been conducted through any other direct or indirect subsidiary or affiliate of Baytown.

    SECTION 3.02 EXECUTION AND DELIVERY. Subject to the shareholder approval required in Section 1.11, Baytown has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to the Consolidation Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to the Consolidation Agreement, have been or at Closing will be, duly executed by Baytown and each constitutes the legal, valid and binding obligation of Baytown, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

    SECTION 3.03 BAYTOWN CAPITALIZATION. The entire authorized capital stock of

Baytown consists solely of 77,616 shares of Baytown Common Stock, par value $3.75 per share, of which 77,616 shares are issued and outstanding and none of which are held in treasury. There are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Baytown to purchase or otherwise acquire any security of or equity interest in Baytown, obligating Baytown to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Baytown Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Baytown Common Stock have been issued in compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of Baytown Common Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

    SECTION 3.04 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. Except as disclosed on Schedule 3.04, Baytown has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Association or Association or Bylaws of Baytown, (ii) any material provision of any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Baytown or its assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Baytown or its assets, operations, properties or business now conducted or heretofore conducted.

    Except as set forth on Schedule 3.04, the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Consolidation Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Association or Bylaws of Baytown, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Baytown or its assets, operations, properties or businesses or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Baytown or its respective assets, operations, properties or business.

    SECTION 3.05 BAYTOWN FINANCIAL STATEMENTS. Baytown has furnished to Bancshares true and complete copies of the audited balance sheets of Baytown as of December 31, 1994,

1995 and 1996, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996 and unaudited balance sheets of Baytown as of March 31, 1997, and the related unaudited statements of income for the three-month period ended March 31, 1997 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements fairly present, in all material respects, the financial position of Baytown as of the respective dates thereof and the results of operations and changes in financial position of Baytown for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of Baytown. The Financial Statements do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business except as expressly specified therein. Baytown has furnished Bancshares with a true and complete copy of the Report of Condition and Income as of March 31, 1997 (the "Call Report"). The Call Report fairly presents, in all material respects, the financial position of Baytown and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Report does not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business except as expressly specified therein. Baytown has calculated its allowance for loan losses in accordance with regulatory accounting principles ("RAP") as applied to banking institutions and in accordance with all applicable rules and regulations.

    SECTION 3.06 LITIGATION. Except as set forth on Schedule 3.06, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of Baytown, threatened against or affecting Baytown at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve Baytown or any of its properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and Baytown does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of any of the Shareholders or Baytown, threatened against Baytown that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to the Consolidation Agreement, or any actions taken or to be taken by Baytown pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

    SECTION 3.07 CONSENTS AND APPROVALS. Baytown's Board of Directors (at a meeting duly called and held) has resolved to recommend approval and adoption of the Consolidation and the Consolidation Agreement. Except as disclosed in Schedule 3.07, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Baytown in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to the Consolidation Agreement, or the consummation by Baytown of the transactions contemplated hereby or thereby.

    SECTION 3.08 UNDISCLOSED LIABILITIES. Baytown has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan (as defined in Section 3.30 of this Agreement) or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements (as described in Section 3.16 of this Agreement)) that are not reflected in or disclosed in the Financial Statements or the Call Report, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Financial Statements or the Call Report, respectively or (ii) as disclosed on Schedule 3.08.

    SECTION 3.09 TITLE TO ASSETS. True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by Baytown and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to Bancshares. Baytown has good and marketable title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the Financial Statements or the Call Report or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as described in
Schedule 3.09, (ii) as noted in the Financial Statements or the Call Report or as set forth in the documents delivered to Bancshares pursuant to this
Section 3.09, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Financial Statements or the Call Report.

    SECTION 3.10  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed on
Schedule 3.10, since December 31, 1996, Baytown has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

    A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

    B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

    C. Except as contemplated by this Agreement or as otherwise permitted hereunder, declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except as specifically contemplated by the terms of this Agreement.

    D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

    E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

    F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Schedule 3.10, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the dates of the Financial Statements or the Call Report.

    G. Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim (except pursuant to the settlement of litigation described in Section 3.10(L)) of material value;

    H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or may reasonably be anticipated to result in, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, may reasonably constitute a Material Adverse Change;

    I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.15) or modified any existing rights with respect thereto;

    J. Except as specifically contemplated by Section 5.17 or as may be set forth on Schedule 3.10, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or, except as specifically contemplated by Section 5.16, terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

    K. Except for improvements or betterments relating to Properties (as defined in Section 3.20) made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

    L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $25,000;

    M. Suffered any change, event or condition that, in any case or in the aggregate, has caused or may reasonably be anticipated to result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

    N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

    O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

    P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

    Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

    R. Sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in excess of an aggregate amount of $250,000, except as necessary to secure public funds deposits and to reduce securities after the withdrawal of said public funds;

    S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $100,000, unless secured by certificate(s) of deposit or negotiable securities; or

    T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

    SECTION 3.11 LEASES, CONTRACTS AND AGREEMENTS. Schedule 3.11 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which Baytown is a party or by which Baytown is bound that obligates or may obligate Baytown in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature that in the aggregate obligates or may obligate Baytown for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). Baytown has delivered to Bancshares true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by Baytown, but does include unfunded loan commitments and letters of credit issued by Baytown where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in
Schedule 3.11, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of Baytown. Each such lease or agreement is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity). Baytown has not received any notice of material default or any notice of material noncompliance, including, without limitation, noncompliance with any applicable Federal, state or local obligation as lessee that it has not fully performed, or is aware of any expenditure required under the provisions of any such lease for any purpose other than payment. For each lease in which Baytown is named as lessee, such party is the owner and holder of all the leasehold estates or other rights and interest purported to be granted by such instruments, in each case free and clear of any security interests, claims, liens (including tax liens), forfeitures, mortgages, pledges, penalties, encumbrances, assignments or charges whatsoever except as established by the lease or applicable law. Baytown enjoys peaceful and undisturbed possession under all leases under which it is currently operting.

    SECTION 3.12 TAXES. Except as set forth on Schedule 3.12, Baytown has duly and timely filed with the appropriate Federal, state and local governmental agencies all material tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by Baytown, or for which Baytown may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. Except as set forth on Schedule 3.12, all such tax returns and reports are accurately prepared and all deposits required by law to be made by Baytown, with respect to employees' withholding taxes have been duly made. Except set forth on Schedule 3.12, Baytown is not nor has been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to the best knowledge of Baytown, there is no basis for any such deficiency or claim. Within the last four (4) years, except as set forth on Schedule 3.12, Baytown's Federal income tax return has not been audited or examined and no such audit is currently pending or, to Baytown's knowledge, threatened. Except as set forth on Schedule 3.12, Baytown has not been granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Baytown, or any waiver or agreement by Baytown for the extension of time for the assessment or collection of any tax. Except as set forth on Schedule 3.12, to the best knowledge of Baytown, Baytown has not committed any material violation of any applicable Federal, state, local or foreign tax laws.

    The amounts set up as provisions for current or deferred taxes on the Financial Statements and the Call Report are sufficient for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of Baytown applicable to the periods covered by its financial statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of Baytown as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1994, 1995, and 1996, have been delivered to Bancshares.

    SECTION 3.13 INSURANCE. Schedule 3.13 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of Baytown. All such policies (a) are sufficient for compliance by Baytown with all requirements of law and all agreements to which Baytown is a party, (b) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (c) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (d) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Baytown is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim hereunder in a due and timely fashion. Baytown has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which such entity has applied for any such insurance within the last five (5) years. Each material property of Baytown is insured for the benefit of Baytown in amounts deemed adequate by Baytown's management against risks customarily insured against. Except as set forth on Schedule 3.13, there has been no single claim in excess of $10,000 under any fidelity bond and there have been no claims in the aggregate in excess of $50,000 under any fidelity bonds of Baytown within the last five (5) years and Baytown is not aware of any facts that would form the basis of a claim under such bonds.

    SECTION 3.14 NO ADVERSE CHANGE. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1996, nor has any event or condition occurred (other than events or conditions that may affect the banking industry generally) that has resulted in, or, to the best knowledge of Baytown, has a reasonable possibility of resulting in the future in a Material Adverse Change.

    SECTION 3.15 PROPRIETARY RIGHTS. Except as set forth on Schedule 3.15, Baytown does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of Baytown. To the best knowledge of Baytown, Baytown is not infringing upon or otherwise acting adversely to, and has not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of Baytown, threatened, with respect thereto.

    SECTION 3.16 TRANSACTIONS WITH CERTAIN PERSONS AND ENTITIES. Except as disclosed in Schedule 3.16, Baytown does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of Baytown, and none of such persons owes any amount to Baytown. Except as set forth on Schedule 3.16, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among Baytown, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any of its Affiliates.

    SECTION 3.17 EVIDENCES OF INDEBTEDNESS. All evidences of indebtedness and leases that are reflected as assets of Baytown are, to Baytown's knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against Baytown or the present holder thereof, except as disclosed in Schedule
3.17. The credit files of the Baytown, to Baytown's knowledge, contain all material information (excluding general, local or national industry, economic or similar conditions) known to Baytown, that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of Baytown (including loans that will be outstanding if any of them advances funds they are obligated to advance). Baytown has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of Baytown, a copy of which as of December 31, 1996, has been provided to Bancshares.

    SECTION 3.18 EMPLOYEE RELATIONSHIPS. Baytown has complied with all applicable material laws relating to its relationships with its employees, and Baytown believes that the relationships between Baytown and its employees are good. To the best knowledge of Baytown, no key executive officer or manager of any of the operations operated by Baytown or any group of employees of Baytown has any present plans to terminate their employment with Baytown.

    SECTION 3.19 CONDITION OF ASSETS. Except as set forth on Schedule 3.19, to Baytown's knowledge, all tangible assets used by Baytown are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. Baytown's premises or equipment are not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

    SECTION 3.20  ENVIRONMENTAL COMPLIANCE.  Except as disclosed on Schedule
4.20:

    A. Baytown and all of the Properties and Baytown's operations are in compliance with all Environmental Laws (as defined in Section 12.09). Baytown is not aware of, nor has Baytown received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of Baytown with all Environmental Laws.

    B. Baytown has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

    C. No Hazardous Materials (as defined in Section 12.09) exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties during the period from their respective dates of acquisition by Baytown to the present, nor, to the best knowledge of Baytown, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties prior to their respective dates of acquisition by Baytown. The use that Baytown makes and intends to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

    D. There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or, to the best knowledge of Baytown, threatened, against Baytown relating in any way to any Environmental Law. Baytown has no liability for remedial action under any Environmental Law. Baytown has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has Baytown received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing Baytown that it is or may be liable in any way under CERCLA (as defined in Section 12.09) or requesting information to enable such a determination to be made).

    E. As used in this Section 3.20, the term "Property" or "Properties" shall include all real property owned or leased by Baytown, including, but not limited to properties that Baytown has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

    SECTION 3.21 REGULATORY COMPLIANCE. Except as set forth on Schedule 3.21, all reports, records, registrations, statements, notices and other documents or information required to be filed by Baytown with any federal or state regulatory authority, including, without limitation, the Federal Reserve, the FDIC and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as set forth on Schedule 3.21, Baytown is not now nor has been within the last five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. Baytown does not believe any such regulatory bodies have any present intent to place Baytown under any such administrative action. Except as set forth on Schedule 3.21, there are no actions or proceedings pending or threatened against Baytown by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    SECTION 3.22 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Baytown nor, any officer, employee or agent of Baytown, nor any other person acting on its behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift of a material nature or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Baytown (or assist Baytown in connection with any actual or proposed transaction) that (i) might subject Baytown to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change or
(iii) if not continued in the future might result in a Material Adverse Change or might subject Baytown to suit or penalty in any private or governmental litigation or proceeding.

    SECTION 3.23 PROXY STATEMENT. None of the information supplied or to be supplied by Baytown, or any of its directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Baytown is responsible for filing with any regulatory or governmental agency in connection with the Consolidation will comply in all material respects with the provisions of applicable law.

    SECTION 3.24 DISSENTING SHAREHOLDERS. Baytown has no knowledge of any plan or intention on the part of any shareholders to make written demand for payment of the fair value of their shares of the Baytown Common Stock in the manner provided by applicable law.

    SECTION 3.25 BOOKS AND RECORDS. The minute books, stock certificate books and stock transfer ledgers of Baytown (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) the transactions entered therein represent bona fide transactions, and (iv) there have been no transactions involving the business of Baytown that properly should have been set forth therein and that have not been accurately so set forth.

    SECTION 3.26 FORMS OF INSTRUMENTS, ETC. Baytown has made, and will make, available to Bancshares copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by Baytown in the ordinary course of its business.

    SECTION 3.27 FIDUCIARY RESPONSIBILITIES. Baytown has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and Baytown has no reason to be aware of any basis for the same.

    SECTION 3.28 GUARANTIES. Except for items in the process of collection in the ordinary course of Baytown's business, none of the obligations or liabilities of Baytown are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has Baytown guaranteed the obligations or liabilities of any other person, firm or corporation.

    SECTION 3.29  VOTING TRUST OR BUY-SELL AGREEMENTS.  Except as set forth on
Schedule 3.29, Baytown is not aware of any agreement between any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of Baytown or any voting agreement or voting trust with respect to shares of capital stock of Baytown.

    SECTION 3.30 EMPLOYEE BENEFIT PLANS. "Employee Benefit Plans" means all present, and those terminated, transferred or assigned within the sixty (60) months prior to the Closing Date, plans, programs, agreements, arrangements, and methods of contribution or compensation providing any remuneration or benefits by any member of the Control Group, as hereafter defined, other than current cash compensation, to any current or former employee of the Control Group or to any other person who provides services to the Control Group, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to ERISA, and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and such term includes, but is not limited to plans that are, or are in the nature of pension, retirement, profit sharing, bonus, stock option, employee stock purchase plan, restricted stock awards, excess benefit plan, incentive compensation awards, severance pay, golden parachute, 401(k), deferred compensation, medical, dental, workers' compensation, health insurance, life insurance, incentive, vacation benefits, rabbi trusts, and fringe benefits (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons). "Control Group" means, individually and collectively, any member of any "affiliated service group" as defined in section 414(m) of the Code, any "trades or businesses under common control" as defined in section 414(c) of the Code, any "controlled group of corporations" as defined under section 414(b) of the Code, or any group described pursuant to section 414(o) of the Code, in each case where the group includes Baytown. With respect to all the Employee Benefit Plans in which employees of Baytown participate or have participated, the following are true and correct:

    A. Schedule 3.30(A) lists each "employee welfare benefit plan" (as defined in section 3(1) of ERISA), maintained by Baytown or to which Baytown contributes or is required to contribute, including any multi-employer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans");

    B. Schedule 3.30(B) lists each "employee pension benefit plan" (as defined in section 3(2) of ERISA and not exempted under section 4(b) of ERISA) maintained by Baytown or to which Baytown contributes or is required to contribute, including any multi-employer plan (as defined in sections 3(37) or 4001(a)(3) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

    C. All of Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements, annuity contracts and any other funding instruments comply, in all material respects, currently, and have, in all material respects, complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under sections 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the IRS (and nothing has occurred since the date of the last such determination letter which resulted in, or may be reasonably anticipated to result in, the revocation of such determination), including, without limitation, amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990 or, if no such letter has been issued, such a letter has been or will be requested within the applicable period for making retroactive amendments to the plan under section 401 (b) of the Code and related regulations, notices and announcements;

    D. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, or the consequences of a failure to administer a Welfare Benefit Plan or a Pension Benefit Plan as described in this subsection are not material, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed and provided;

    E. On and after January 1, 1987, and to Baytown's knowledge, on and after January 1, 1975, neither Baytown nor any Common Control Entity nor any Welfare Benefit Plan nor any Pension Benefit Plan nor any trust established under such plan nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of sections 406 or 407 of ERISA (for which transaction no exemption exists under section 408 of ERISA) or in any "prohibited transaction" as defined in section 4975(c)(1) of the Code (for which no exemption exists under sections 4975(c)(2) or 4975(d) of the Code), and no officer, director or employee of Baytown or any Common Control Entity has committed a material breach of any of the responsibilities and obligations imposed on fiduciaries by Title I of ERISA;

    F. Schedule 3.30(F) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock awards, excess benefit plan, incentive compensation awards, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained now or within the sixty (60) months preceding the Closing Date by Baytown;

    G. Except as set forth in Schedule 3.30(A), neither Baytown nor any corporation or other trade or business controlled by or under common control with Baytown (as determined under sections 414(b) or 414(c) of the Code) ("Common Control Entity") is, or has been within the past five (5) years, a contributing sponsor (as defined in section 4001 (a)
         (13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has Baytown or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither Baytown nor a Common Control Entity
         (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multi-employer plan (as defined in section 3(37) of ERISA or section 414(f) of the Code), or (iii) has made a complete or partial withdrawal from a multi-employer plan so as to incur withdrawal liability as defined in section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under sections 4207 or 4208 of ERISA);

    H. True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements, annuity contracts and any other funding instruments, summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in Section 3.30(F), the most recent determination letter issued by the IRS with respect to each Pension Benefit Plan, the most recent application for a determination letter from the IRS with respect to each Pension Benefit Plan and Annual Returns/Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two (2) most recent plan years, have been made available to Bancshares;

    I. All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements, annuity contracts and any other funding instruments and all plans, agreements, arrangements and commitments referred to in
         Section 3.30(F) are legal, valid and binding and in full force and effect; there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans that have a material effect on the obligation to fund any of these plans nor any obligations, commitments or understandings to continue any of these plans (whether expressed, implied, oral or written) except as required by section 4980B of the Code and sections 601-608 of ERISA; and all such plans and arrangements may be terminated by Baytown or a member of a Common Control Entity without the consent of any other person or entity;

    J. There are no claims pending or, to the best knowledge of Baytown, threatened with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in Section 3.30(F), other than routine claims for plan benefits, and there are no material disputes, litigation, arbitration or government audit pending or, to the knowledge of Baytown, threatened with respect to any such plans or arrangements, and Baytown has no knowledge of facts that would give rise to any such dispute, litigation, arbitration or government audit;

    K. No "multiple employer welfare arrangement" as defined in section 3(40) of ERISA is presently or has within the forty-eight (48) months prior to the Closing Date been maintained by Baytown or any other member of the Control Group;

    L. No liens exist or are, to the best knowledge of Baytown, threatened as a result of, or in connection with the funding or operation of, one or more Pension Benefit Plans, Welfare Benefit Plans or any plans, agreements, arrangements or commitments described in Section 3.30(F); and

    M. Except as otherwise set forth in Schedule 3.30(M), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Baytown (including, without limitation, severance, unemployment compensation, golden parachute (defined in section 280G of the Code), or otherwise) becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan or any plan, agreements, arrangements, and commitments referred to in Section 3.30(F).

    SECTION 3.31 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Baytown contained in this Agreement, nor any written statement, exhibit or schedule furnished to Bancshares by Baytown under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Baytown or its properties of the facts and circumstances upon which they were based.

                                     ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BANCSHARES

    Bancshares hereby makes the representations and warranties set forth in this Article IV to Baytown.

    SECTION 4.01 ORGANIZATION AND QUALIFICATION. Bancshares is a corporation, duly organized, validly existing under the laws of the State of Texas, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Texas. Banchares has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

    SECTION 4.02 EXECUTION AND DELIVERY. Bancshares has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including but not limited to the Consolidation Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by Bancshares and each constitutes the valid and binding obligation of Bancshares, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

    SECTION 4.03 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including but not limited to the Consolidation Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Bancshares, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Bancshares or its assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Bancshares.

    SECTION 4.04 LITIGATION. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Bancshares, threatened against Bancshares that questions or might question the validity of this Agreement or the agreements contemplated hereby, including but not limited to the Consolidation

Agreement, or any actions taken or to be taken by Bancshares pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

    SECTION 4.05 CONSENTS AND APPROVALS. Except for regulatory approvals as disclosed in Schedule 4.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Bancshares in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including but not limited to the Consolidation Agreement, or the consummation by Bancshares of the transactions contemplated hereby or thereby.

    SECTION 4.06 PROXY STATEMENT. None of the information supplied or to be supplied by Bancshares, or any of its directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Bancshares is responsible for filing with any regulatory or governmental agency in connection with the Consolidation will comply in all material respects with the provisions of applicable law.

    SECTION 4.07 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Bancshares contained in this Agreement, nor any statement, exhibit or schedule furnished to Baytown by Bancshares under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Bancshares of the facts and circumstances upon which they were based. No information material to the Consolidation, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Bancshares.


                                      ARTICLE V.
                                 COVENANTS OF BAYTOWN

    Baytown hereby makes the covenants set forth in this Article V to Bancshares.

    SECTION 5.01 BEST EFFORTS. Baytown will use its best efforts to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

    SECTION 5.02 CONSOLIDATION AGREEMENT. Baytown will, as soon a practicable after the execution of this Agreement, duly authorize and enter into the Consolidation Agreement, the form of which is Attached hereto as EXHIBIT "A", and perform all of its obligations thereunder.

    SECTION 5.03 INFORMATION FOR APPLICATIONS AND STATEMENTS. Baytown will promptly furnish to Bancshares, within twenty (20) business days after Bancshares' request, all information concerning Baytown required to be included in any application or filing to be made by Bancshares to or filed by Bancshares with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Baytown represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Baytown will otherwise fully cooperate with Bancshares in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Consolidations.

    SECTION 5.04 REQUIRED ACTS OF BAYTOWN. Prior to the Closing, Baytown shall, unless otherwise permitted in writing by Mr. Larry D. Wright, President of Bancshares, or his designee:

    A. Operate only in the ordinary course of business and consistent with prudent banking practices;

    B. Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

    C. Act in a manner intended to preserve or attempt to preserve its goodwill;

    D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as Baytown may in good faith reasonably dispute;

    E. Except as required by prudent business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

    F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

    G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

    H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

    I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

    J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past.

    SECTION 5.05 PROHIBITED ACTS OF BAYTOWN. Prior to the Closing, Baytown shall not, unless otherwise permitted in writing by Mr. Larry D. Wright, President of Bancshares, or his designee:

    A.   Introduce any new material method of management or operation;

    B. Take any action that could reasonably be anticipated to result in a Material Adverse Change;

    C. Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude Baytown from making such representations and warranties at the time of the Closing;

    D. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

    E. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect;

    F. Incur any obligation or liability, whether absolute or contingent, except in the ordinary course of business and consistent with prudent banking practices;

    G. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices;

    H. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

    I. Purchase or redeem any of its stock or declare or pay any distribution on its outstanding capital stock;

    J.   Change its articles or bylaws or change its authorized capital stock;

    K. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

    L. Enter into any transaction other than in the ordinary course of business;

    M. Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

    N. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

    O. Except as specifically contemplated by Section 5.17, make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

    P. Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person except loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan, or create any liability of Baytown owed to such persons except in the form of deposits, wages, salaries and reimbursement of expenses created in the ordinary course of business;

    Q. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any other bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or
         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

    R. Except as explicitly permitted hereunder, terminate, cancel or surrender any contract, lease or other agreement or unreasonably permit any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, may result in a Material Adverse Change;

    S. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

    T. Except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

    U. Hire or employ any person with an annual salary equal to or greater than $40,000;

    V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

    W. Sell or purchase any investment securities in an aggregate amount of $250,000 between the date of the Agreement and the Closing Date except as necessary to secure public funds deposits and to reduce securities after the withdrawal of said public funds; or

    X. Make, renew, extend the maturity of, or alter any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $100,000 unless secured by certificate(s) of deposit or negotiable securities.

    SECTION 5.06 ACCESS; PRE-CLOSING INVESTIGATION. Subject to the provisions of Article XI, Baytown shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Bancshares full access to the properties, books, contracts and records of Baytown, permit Bancshares to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Bancshares during such period all such information concerning Baytown and its affairs as Bancshares may reasonably request, in order that Bancshares may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Baytown, including, without limitation, access sufficient to verify the value of the assets and the liabilities of Baytown and the satisfaction of the conditions precedent to Bancshares' obligations described in
Article IX of this Agreement. Baytown agrees at any time, and from time to time, to furnish to Bancshares as soon as practicable, any additional information that Bancshares may reasonably request.

    SECTION 5.07 INVITATIONS TO AND ATTENDANCE AT DIRECTORS' AND COMMITTEE MEETINGS. Baytown shall give notice to two designees of Bancshares, and shall invite such persons to attend all regular and special meetings of the board of directors of Baytown and all regular and special meetings of any senior management committee of Baytown.

    SECTION 5.08 ADDITIONAL FINANCIAL STATEMENTS. Baytown shall promptly upon receipt furnish Bancshares with (i) unaudited statements of condition and income of Baytown as of June 30, 1997 and each quarter thereafter until Closing, and
(ii) true and complete copies of each additional Report of Condition and Income of Baytown, as soon as such reports are made available to the FDIC.

    SECTION 5.09 UNTRUE REPRESENTATIONS. Baytown shall promptly notify Bancshares in writing if Baytown becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Bancshares or any representation or warranty made in or pursuant to this Agreement or that results in Baytown's failure to comply with any covenant, condition or agreement contained in this Agreement.

    SECTION 5.10 LITIGATION AND CLAIMS. Baytown shall promptly notify Bancshares in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against Baytown or affecting any of its properties, if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, and Baytown shall promptly notify Bancshares of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of Baytown, threatened against Baytown that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to the Consolidation Agreement, or any actions taken or to be taken by Baytown pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

    SECTION 5.11 ADVERSE CHANGES. Baytown shall promptly notify Bancshares in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Baytown that has or may reasonably be expected to have or lead to a Materially Adverse Change. Notwithstanding the disclosure to Bancshares of any such change, Baytown shall not be relieved of any liability to Bancshares pursuant to this Agreement for, nor shall the providing of such information by Baytown to Bancshares be deemed a waiver by Bancshares of, the breach of any representation or warranty of the Baytown contained in this Agreement.

    SECTION 5.12 NO NEGOTIATION WITH OTHERS. Baytown shall not, directly or indirectly, nor shall Baytown permit its officers, directors, employees, representatives or agents to, directly or indirectly (i) encourage, solicit or initiate discussions or negotiations with, or (ii) entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Bancshares or its Affiliates or associates or officers, partners, employees or other authorized representatives of Bancshares or such Affiliates or associates) concerning any Consolidation, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving Baytown. Immediately upon receipt of any unsolicited offer, Baytown will communicate to Bancshares the terms of any proposal or request for information and the identity of the parties involved.

    SECTION 5.13 CONSENTS AND APPROVALS. Baytown shall use its best efforts to obtain all consents and approvals from third parties, including those listed on Schedule 3.07, at the earliest practicable time.

    SECTION 5.14  ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

    A. Bancshares and its consultants, agents and representatives shall have the right to the same extent that Baytown has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to July 1, 1997. Bancshares shall notify Baytown prior to any physical inspections of the Property, and Baytown may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Bancshares, Bancshares shall (i) notify Baytown of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to August 1, 1997. Bancshares shall give reasonable notice to Baytown of such secondary investigations, and Baytown may place reasonable time and place restrictions on such secondary investigations.

    B. Baytown agrees to indemnify and hold harmless Bancshares for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by Bancshares or its agents, which damage or injury is attributable to the negligent actions or negligent omissions of Baytown or its agents. Bancshares agrees to indemnify and hold harmless Baytown for any claims for damage to property, or injury or death to persons, attributable to the negligent actions or omissions of Bancshares or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of Baytown. Bancshares shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by Baytown and not by Bancshares. Bancshares shall make no such report prior to Closing unless required to do so by law, and in such case will give Baytown reasonable notice of Bancshares' intentions.

    C. Bancshares shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in
         Article III is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Bancshares because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) Baytown has refused to allow Bancshares to conduct an Environmental Inspection or secondary investigation in a manner that Bancshares reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or
         (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to August 15, 1997, Bancshares shall advise Baytown in writing as to whether Bancshares intends to terminate this Agreement because Bancshares disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. Baytown shall have the opportunity to correct any objected to violations or conditions to Bancshares' reasonable satisfaction prior to August 31, 1997. In the event that Baytown fails to demonstrate its satisfactory correction of the violations or conditions to Bancshares, Bancshares may terminate the Agreement on or before September 15, 1997.

    D. Baytown agrees to make available to Bancshares and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. Baytown also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Banchares and shall be entitled to certify the same in favor of Bancshares and its consultants, agents and representatives and make all other data available to Bancshares and its consultants, agents and representatives.

    E. For purposes of this Section, the term "Property" or "Properties" shall have the same meaning given in Section 3.20.

    SECTION 5.15 PROXIES. Simultaneously with the execution of this Agreement, Baytown and each of the Shareholders shall execute the Voting Agreement and Irrevocable Proxy in the form of EXHIBIT "B" attached hereto, and Baytown acknowledges that such persons have agreed that they will vote the shares of Baytown Common Stock owned by them in favor of the Consolidation Agreement and the Consolidation and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

    SECTION 5.16 TERMINATION OF THE RETIREMENT PLAN. Prior to the Closing Date, Baytown shall make application to, and if approval is granted, take all actions necessary on the part of Baytown to, terminate the Retirement Plan for the Employees of Texas Bank (the "Retirement Plan"). Baytown will make all contributions to be made to the Retirement Plan up to and including the contributions to be made as of September 30, 1997. Upon termination of the Retirement Plan and payment of all related costs and expenses of termination, all of the assets of the Retirement Plan shall be distributed to the participants in the Plan, and none of such assets shall be retained by Baytown or Bancshares.

    SECTION 5.17 TERMINATION OF EMPLOYMENT CONTRACTS. Prior to the Closing Date, Baytown shall take all actions necessary to terminate, and shall secure the release of all obligations under all employment contracts with it directors, officers, and employees.

    SECTION 5.18 TERMINATION OF DATA PROCESSING CONTRACT. Prior to the Closing Date, Baytown shall take all actions necessary to terminate, and shall secure the release of all obligations under its current data processing contract.

    SECTION 5.19 RESIGNATION AS DIRECTORS. At the request of Bancshares, each of the directors of Baytown shall resign as directors of Baytown as of the Closing Date.


                                     ARTICLE VI.
                               COVENANTS OF BANCSHARES

    Bancshares hereby makes the covenants set forth in this Article VI to Baytown.

    SECTION 6.01 BEST EFFORTS. Bancshares agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

    SECTION 6.02 UNTRUE REPRESENTATIONS. Bancshares shall promptly notify Baytown in writing if Bancshares becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Baytown or any representation or warranty made in or pursuant to this Agreement or that results in Bancshares' failure to comply with any covenant, condition or agreement contained in this Agreement.

    SECTION 6.03 CONSOLIDATION AGREEMENT. Bancshares will, as soon as practicable after the execution of this Agreement, cause Bayshore to enter into the Consolidation Agreement, the form of which is attached hereto as EXHIBIT "A", and perform all of the obligations thereunder. Bancshares shall vote all of the stock of New Bank and Bayshore in favor of the Consolidations and the Consolidation Agreement.

    SECTION 6.04 INFORMATION FOR APPLICATIONS AND STATEMENTS. Bancshares will promptly furnish to Baytown all information concerning Bancshares, including, but not limited to, financial statements, required for inclusion in (i) any proxy statement, prospectus or offering document to be used by Baytown in connection with the approval of the shareholders of Baytown of the transactions contemplated hereby and (ii) any application or statement to be made by Baytown or filed by Baytown with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Bancshares represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Bancshares shall otherwise fully cooperate with Baytown in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Consolidations.

    SECTION 6.05 LITIGATION AND CLAIMS. Bancshares shall promptly notify Baytown in writing of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Bancshares, threatened against Bancshares that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to the Consolidation Agreement, or any actions taken or to be taken by Bancshares pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

    SECTION 6.06 REGULATORY AND OTHER APPROVALS. Bancshares shall promptly, but in no event later than sixty (60) days after the date of this Agreement, file or cause to be filed applications for all regulatory approvals required to be obtained by Bancshares in connection with this Agreement and the other agreements contemplated hereby. Bancshares shall promptly furnish Baytown with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. Bancshares shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Schedule 4.05, at the earliest practicable time.

    SECTION 6.07 ADVERSE CHANGE. Bancshares shall promptly notify Baytown in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

    SECTION 6.08 CONTINUITY OF EMPLOYMENT. All employees of Baytown shall become employees of Bayshore after Closing. Baytown employees who participate in Baytown benefits shall be eligible to participate in all similar benefits available to Bayshore's employees to the extent permitted by such benefit providers. For purposes of calculating such benefits, Bayshore shall use as their date of hiring as Bayshore employees their date of hiring at Baytown. Further, all sick leave accrued to Baytown employees shall be transferred to their sick leave accounts at Bayshore.


                                     ARTICLE VII.
                       CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                      OF BAYTOWN

    All obligations of Baytown under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Baytown:

    SECTION 7.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties made by Bancshares in this Agreement or in any document or schedule delivered to Baytown pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the

Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Bancshares shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Bancshares prior to or at the Closing.

    SECTION 7.02 SHAREHOLDER APPROVALS. The holders of at least two-thirds of the shares of each class of stock of Baytown entitled to vote on the Initial Consolidation and the Consolidation Agreement shall have approved the Initial Consolidation and the Consolidation Agreement.

    SECTION 7.03 GOVERNMENT AND OTHER APPROVALS. Bancshares and Baytown shall have received approvals, acquiescence or consents, all on terms and conditions reasonably acceptable to Bancshares in its sole discretion, of the transactions contemplated by this Agreement and the Consolidation Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve, the FDIC, the OCC and the Banking Department, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to the Consolidation Agreement, and the transactions contemplated hereby and thereby, including all consents described on Schedule 5.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

    SECTION 7.04 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, or the transactions contemplated hereby or thereby are consummated, subject Baytown or subject any officer, director, shareholder or employee of Baytown to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

    SECTION 7.05 OPINION OF LEGAL COUNSEL TO BANCSHARES. Baytown shall have received an opinion of counsel to Bancshares in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to Baytown, as described in EXHIBIT "C".


                                    ARTICLE VIII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANCSHARES

    All obligations of Bancshares under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Bancshares.

    SECTION 8.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties made by Baytown in this Agreement or in any schedule delivered to Baytown pursuant hereto shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Baytown shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Baytown prior to or at the Closing.

    SECTION 8.02 GOVERNMENT AND OTHER APPROVALS. Baytown shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Bancshares in its sole discretion, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including but not limited to the OCC, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to the Consolidation Agreement, and the transactions contemplated hereby and thereby, including all consents described on Schedule
4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Bancshares may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

    SECTION 8.03 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, or the transactions contemplated hereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Baytown,

(c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are consummated, subject Bancshares or subject any officer, director, shareholder or employee of Bancshares to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

    SECTION 8.04 CROOK EMPLOYMENT ARRANGEMENT. Bancshares and Mr. Joseph D. Crook shall have entered into a mutually satisfactory agreement regarding the continuation of his employment.

    SECTION 8.05 OPINION OF LEGAL COUNSEL TO BAYTOWN. Bancshares shall have received an opinion of counsel to Baytown in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to Bancshares, as described in EXHIBIT "D".

    SECTION 8.06 ACCOUNTING TREATMENT. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be satisfactory to Bancshares, Bancshares shall not have received notification from any proper regulatory authority that Bancshares' accounting and tax treatment, entries and adjustments used in connection with the Consolidation are improper, and Bancshares shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

    SECTION 8.07 RELEASES AND RESIGNATIONS. Bancshares shall have received from each of the directors of Baytown an instrument dated the Closing Date releasing Baytown from any and all claims of such directors (except to their deposits and accounts), the form of which is attached as EXHIBIT "E".
Bancshares shall have received from each of the officers of Baytown an instrument dated the Closing Date releasing Baytown from any and all claims of such officers (except as to accrued compensation permitted by this Agreement and their deposits and accounts), the form of which is attached as EXHIBIT "F".
Each of the directors of Baytown shall have delivered to Bancshares, if requested, their resignations as directors of Baytown, respectively, effective as of the Closing Date.

    SECTION 8.08 NONCOMPETITION AGREEMENTS. Bancshares shall have received from each of the Shareholders of Baytown a noncompetition agreement dated as of the Closing Date, the form of which is attached as EXHIBIT "G".

    SECTION 8.09 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since December 31, 1996.

                                     ARTICLE IX.
                DISPOSITION OF EARNEST MONEY DEPOSIT; TERMINATION AND
                                     ABANDONMENT


    SECTION 9.01 DISPOSITION OF EARNEST MONEY DEPOSIT. On the Closing Date, the Ten Thousand Dollar ($10,000.00) earnest money deposit which has been placed with Baytown shall be applied to the Baytown Common Stock Consideration, thereby reducing the Baytown Common Stock Consideration by the amount of the earnest money deposit, with the effect that the aggregate Baytown Common Stock Consideration shall be $5,375,000, subject to any required adjustments to the Baytown Common Stock Consideration pursuant to Section 1.08. In the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms of this Agreement, the earnest money deposit shall be treated as set forth in the remaining subsections of this Article IX.

     SECTION 9.02 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of Baytown), as follows, and in no other manner:

    A. By the mutual consent of Baytown and Bancshares, duly authorized by the board of directors of each of Baytown and Bancshares. In such event, the earnest money deposit shall be returned to Bancshares.

    B. By either Baytown or Bancshares, if the conditions precedent to such parties' obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived by September 30, 1997, or such later date as has been approved by Baytown and Bancshares. In the event that the conditions precedent to Baytown's obligations to close have not been met or waived by September 30, 1997, or such later date as has been approved by Baytown and Bancshares, the earnest money deposit shall be retained by Baytown. In the event that the conditions precedent to Bancshares's obligations to close have not been met or waived by September 30, 1997, or such later date as has been approved by Baytown and Bancshares, the earnest money deposit shall be returned to Bancshares.

    C. By either Baytown or Bancshares, if any of the transactions contemplated by this Agreement or the Consolidation Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable. In such event, the earnest money deposit shall be returned to Bancshares.

    D. By Bancshares if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement. In such event, the earnest money deposit shall be returned to Bancshares.

    E. By Bancshares if there shall have been any Material Adverse Change. In such event, the earnest money deposit shall be returned to Bancshares.

    F. By Bancshares if Baytown fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to the Consolidation Agreement, and such failure shall not have been cured within a period of ten (10) calendar days after notice from Bancshares, or if any of the representations or warranties of Baytown contained herein or therein shall be inaccurate in any material respect. In such event, the earnest money deposit shall be returned to Bancshares.

    G. By Baytown if Bancshares shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of ten (10) calendar days after notice from Baytown, or if any of the representations or warranties of Bancshares contained herein or therein shall be inaccurate in any material respect. In such event, the earnest money deposit shall be retained by Baytown.

    SECTION 9.03 NOTICE OF TERMINATION. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 12.06 of this Agreement.

    SECTION 9.04 EFFECT OF TERMINATION. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Sections 12.02 and 12.11 hereof, and (b) the provisions of Articles X and XI hereof shall remain applicable.


                                      ARTICLE X
                              SURVIVAL;  INDEMNIFICATION

    SECTION 10.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall survive for a period of one (1) year after the Closing Date.

    SECTION 10.02 INDEMNIFICATION BY THE SHAREHOLDERS. Each of the Shareholders who is also a director of Baytown hereby agrees, severally in proportion to such Shareholders' pro rata ownership of the Baytown Common Stock to the ownership by all of the Shareholders of the Baytown Common Stock and up to the amount of Baytown Common Stock Consideration received by such Shareholder, to indemnify and hold Bancshares and each of its Subsidiaries, Affiliates, directors, officers, employees and agents (the "Indemnified Persons") harmless with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs expenses (including, without limitation, the fees and expenses of counsel), and interest or penalties (collectively "Losses") resulting from (i) any inaccuracy or any breach of any representation or warranty made by Baytown in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as a part of the transactions contemplated hereby or thereby and (ii) the failure of Baytown to perform any agreement or covenant required by this Agreement, the Consolidation Agreement or any other instrument or agreement contemplated hereby or thereby. Losses shall not include loan losses which occur after the Closing unless such loan losses are a direct result of any inaccuracy or any breach of any representation or warranty made by Baytown in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as a part of the transactions contemplated hereby or thereby. The indemnification provided for in this
Section 10.02 shall be the exclusive post-closing remedy for the Indemnified Persons for any Losses.

    SECTION 10.03  CONTROL OF LITIGATION.

    A. Promptly, or in any event within ten (10) calendar days (in the case of service of legal process) or within thirty (30) calendar days (in the case of any other claim), following receipt by Bancshares of notice of any action, suit, proceeding, claim, demand, or assessment (each, an "Action") against Bancshares that might give rise to a claim pursuant to Section 10.02 hereof, Bancshares shall give written notice thereof to the Shareholders, indicating the nature of the claim, the basis therefor and the estimated amount thereof. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of Bancshares' right to be indemnified hereunder; provided, however, if the Shareholders shall have been prejudiced in any material respect by such failure so to notify the Shareholders, the Shareholders shall have the right to set-off against any amounts payable or that become payable by the Shareholders under this Agreement the amount by which the Shareholders have been damaged as a result of the failure so to notify the Shareholders. A claim for indemnity may, at the option of Bancshares, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

    B. At any time after Bancshares gives notice to the Shareholders of a claim being made against Bancshares for which a claim for indemnity is being asserted, to the extent that such claim is not being defended by any third party under the terms of any applicable insurance policy or policies, Bancshares shall permit the Shareholders, at the option and expense of the Shareholders, to assume the complete defense of such Action with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided), and Bancshares will reasonably cooperate in such defense. In order to assume such defense, the Shareholders must notify Bancshares in writing of its election to do so within ten (10) calendar days following receipt of notice of the claim from Bancshares; in the event that the Shareholders do not so notify Bancshares within such ten (10) calendar day period, the Shareholders shall be deemed to have elcted not to assume such defense. After notice to Bancshares of the Shareholders' election to assume the defense of such Action as provided above, the Shareholders shall be liable, severally and in proportion to such Shareholders' pro rata ownership of the Baytown Common Stock to the ownership to the ownership by all of the Shareholders of the Baytown Common Stock, to Bancshares for such legal or other expenses subsequently incurred at the request of the Shareholders by Bancshares in connection with the defense thereof.

    C. The Shareholders will not, in defense of any such Action, except with the consent of Bancshares, consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the release by claimant or plaintiff of Bancshares from all claims or liability in respect therefor.

    D. As to those Actions with respect to which the Shareholders do not elect to assume control of the defense, (i) Bancshares will afford the Shareholders an opportunity to participate in such defense, at the Shareholders' own cost and expense; (ii) Bancshares will not settle or otherwise dispose of any of the same without the consent of the Shareholders, which consent will not be unreasonably withheld; and
         (iii) the Shareholders agree to reasonably cooperate in such defense.

    E. The Shareholders shall make payments to Bancshares, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of Bancshares, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Shareholders, on demand at the time of payment by Bancshares to such third party.

    F. The liability of the Shareholders hereunder shall be subject to the following limitations:

         (i) The Shareholders shall pay claims hereunder when a claim against Bancshares has been established by a final judgment in litigation with a third party in which the Shareholders have assumed defense, or by a settlement with a third party consented to in writing by Bancshares; payment of other claims as to which Bancshares may contest its liability, or claims not involving third parties, shall be made when the dispute is settled either by litigation or consent;

         (ii) Payments for amounts due Bancshares hereunder shall be paid by either cash or cashier's check; and

         (iii) The Shareholders shall not be liable for any claims covered by the indemnities under Section 10.02 unless the Shareholders have been notified of such claims pursuant to Section 10.03 within the period of one (1) year from the Closing Date.

    SECTION 10.04  INSURANCE.

    A. Upon receipt by Bancshares of notice of any Action, Bancshares shall, in addition to giving notice to the Shareholders provided in Section 10.03, take such measures as are necessary or appropriate to enforce the terms of any insurance policy that may be applicable to such claim, including, without limitation, filing any and all appropriate claims and notices with the insurer(s) under such insurance policy.

    B. Except as otherwise required by applicable law, Bancshares may not grant to any insurer of an indemnified claim any contractual or legal rights of subrogation against the Shareholders; provided, however, that this limitation shall not apply to the extent that it would violate the provisions of, or prejudice the rights of Bancshares under, any existing insurance policy or increase the cost or reduce the scope of coverage to Bancshares with respect to any future insurance policy obtained by Bancshares.

    C. Notwithstanding anything to the contrary contained herein, any amounts owing from the Shareholders to Bancshares under the provisions of this Agreement shall be reduced to the extent to which Bancshares or any other claimant actually receives any proceeds of any insurance policy that are paid with respect to the claim or occurrence that gave rise to such indemnification.

    SECTION 10.05 ARBITRATION OF DISPUTED INDEMNIFICATION CLAIMS. IF ANY DISPUTE SHOULD ARISE AS TO ANY PARTIES' INDEMNIFICATION OBLIGATIONS PURSUANT TO
SECTION 10.05 OF THIS AGREEMENT, BANCSHARES AND THE SHAREHOLDERS SHALL SUBMIT THE MATTER TO BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"), IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND THE COMMERCIAL ARBITRATION RULES OF THE AAA. In the event of any inconsistency between this Agreement and such rules, this Agreement shall control.


                                     ARTICLE XI.

                               CONFIDENTIAL INFORMATION

    SECTION 11.01 DEFINITION OF "RECIPIENT," "DISCLOSING PARTY" AND "REPRESENTATIVE". For purposes of this Article XI, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 11.02) and the term "Disclosing Party" shall mean the authorized party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article XI shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

    SECTION 11.02  DEFINITION OF "SUBJECT INFORMATION".  For purposes of this
Article XI, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that
(i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

    SECTION 11.03 CONFIDENTIALITY. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants, attorneys and investment bankers) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

    SECTION 11.04 SECURITIES LAW CONCERNS. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

    SECTION 11.05 RETURN OF SUBJECT INFORMATION. In the event of termination of this Agreement for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

    SECTION 11.06 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XI of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance or injunctive relief against the breach or threatened breach of Article XI of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XI of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                     ARTICLE XII.
                                    MISCELLANEOUS

    SECTION 12.01 EXPENSES. Bancshares shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses) and Baytown shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

    SECTION 12.02 BROKERAGE FEES AND COMMISSIONS. Banchares hereby represents to Baytown that no agent, representative or broker has represented Bancshares in connection with the transactions described in this Agreement. Baytown shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Bancshares, and Bancshares hereby agrees to indemnify and hold Baytown harmless for any amounts owed to any agent, representative or broker of Bancshares. Baytown hereby represents to Bancshares that no agent, representative or broker has represented Baytown in connection with the transactions described in this Agreement. Bancshares shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Baytown, and the Shareholders hereby agree, severally in proportion to such Shareholders' pro rata ownership of the Baytown Common Stock, to indemnify and hold Bancshares harmless for any amounts owed to any agent, representative or broker of Baytown or any Shareholder.

    SECTION 12.03 ENTIRE AGREEMENT. This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

    SECTION 12.04 FURTHER COOPERATION. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

    SECTION 12.05 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

    SECTION 12.06 NOTICES. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally-recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.06. All communications must be in writing and addressed as follows:

         IF TO BAYTOWN:

         Mr. Joseph D. Crook
         President
         Texas Bank
         6810 Garth Road
         Baytown, Texas   77521
         Telecopy:  (713) 421-1344

         WITH A COPY TO:

         Mr. Edwin Lamm, III
         1415 Louisiana
         Suite 1415
         Houston, Texas  77002
         Telecopy:  (713) 651-1044

         IF TO BANCSHARES:

         Mr. Larry D. Wright
         President
         Bay Bancshares, Inc.
         1001 Highway 146
         La Porte, Texas 77571
         Telecopy:  (713) 470-8122

         WITH A COPY TO:

         Mr. Robert G. Wright II
         2200 Ross Avenue
         Suite 5400

         Dallas, Texas 75201
         Telecopy:  (214) 953-0202

    SECTION 12.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN LA PORTE, TEXAS.

    SECTION 12.08 MULTIPLE COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

    SECTION 12.09  CERTAIN DEFINITIONS.

         A. "Affiliate" means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         C. "Material Adverse Change" means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations or prospects of Baytown and specifically includes any change that reduces the shareholders' equity of Baytown by an amount equaling or exceeding $50,000.

         D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 ET SEQ., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., as amended ("CWA"),
    (d) the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., as amended ("CAA"),
    (e) the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. Section 2601 ET SEQ., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., as amended.

         E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA, (d) any hazardous air pollutants as defined under CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) underground storage tanks, whether empty, filled or partially filled with any substance, (j) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (k) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

    SECTION 12.10 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

    SECTION 12.11 ATTORNEYS' FEES AND COSTS. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

    SECTION 12.12 RULES OF CONSTRUCTION. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

    SECTION 12.13 BINDING EFFECT; ASSIGNMENT. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section
12.13 shall be void and of no effect.

    SECTION 12.14 PUBLIC DISCLOSURE. Neither Baytown nor Bancshares will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, Baytown and Bancshares will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

    SECTION 12.15 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.06 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.06 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

    SECTION 12.16 AMENDMENTS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

    SECTION 12.17 DELIVERY OF SCHEDULES. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the schedules to this Agreement:

         A. Full and complete originals of all of the schedules to this Agreement described in Article IV of this Agreement shall be delivered to Bancshares pursuant to Section 12.06, within twenty
              (20) days after the date of this Agreement.

         B. Bancshares will have five (5) business days after receipt of the schedules to this Agreement to review such schedules to determine whether they are in form and substance satisfactory to Bancshares in its sole discretion. If such schedules are satisfactory, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with their respective rights and obligations hereunder. If such schedules are not satisfactory to Bancshares, in its sole discretion, Bancshares shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing Baytown notice of such termination in accordance with the terms of Section 12.06 of the Agreement no later than 5:00 p.m., La Porte, Texas time on the fifth business day after receipt of the schedules to this Agreement.

         C. Schedule 4.05 and all exhibits to the Agreement are satisfactory to the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed either individually or by their duly authorized officers as of the date first above written.



                             TEXAS BANK


                             By:  /s/ Joseph D. Crook
                                  -------------------------------------
                                  Joseph D. Crook, President


                             SHAREHOLDERS:


                             /s/ Henry Adair
                             ---------------------------------------------
                             Henry Adair


                             /s/ Harry Ollinger, Jr.
                             ---------------------------------------------
                             Harry Ollinger, Jr.


                             /s/ Joseph D. Crook
                             ---------------------------------------------
                             Joseph D. Crook


                             /s/ Roy Pettiette
                             ---------------------------------------------
                             Roy Pettiette


                             /s/ Erwin L. Wilbanks
                             ---------------------------------------------
                             Erwin L. Wilbanks


                             ---------------------------------------------
                             Lee Joseph


                             ---------------------------------------------
                             David Haywood

                             /s/ Harry Ollinger, Jr.
                             ---------------------------------------------
                             The Harry Ollinger and Mary Winslow Ollinger
                             Revocable Family Trust, Managing and General
                             Partner by Harry Ollinger, Jr.


                             /s/ Harry Ollinger, Jr.
                             ---------------------------------------------
                             Mary Winslow Ollinger


                             ---------------------------------------------
                             The Estate of James W. Guest by Ralph Guest,
                             Executor


                             BAY BANCSHARES, INC.


                             By:
                                  ----------------------------------------
                                  Larry D. Wright, President

[LETTERHEAD]



June 12, 1997

Mr. Joseph D. Crook
President
Texas Bank
6810 Garth Road
Baytown, Texas  77521

Dear Mr. Crook:

    This letter will serve to amend that certain Agreement and Plan of Reorganization dated May 29, 1997 (the "Agreement") by and among Bay Bancshares, Inc., La Porte, Texas ("Bancshares"), Texas Bank, Baytown, Texas (the "Bank"), and shareholders of Texas Bank. Throughout the Agreement reference is made to the stockholders' equity of the Bank as of September 30, 1996 of $3,589,000. Management of the Bank has noted that the appropriate stockholders' equity figure should be $3,690,000, which reflects earnings through December 31, 1996. Accordingly, the Agreement is hereby amended to insert $3,690,000 in all instances where the Agreement reflects $3,589,000.

    This means that stockholders' equity of the Bank at closing must equal at least $3,690,000 in order to receive the $5,500,000 purchase price. In the event that the stockholders' equity is less than $3,690,000, the purchase price will be calculated by taking the stockholders' equity at closing and multiplying it times 1.50042. In addition, keep in mind that the Agreement also calls for Bancshares to receive one half of all earnings of the Bank from December 31, 1996 through the closing.

    In addition, because of the change noted above, the purchase price should be adjusted in the following manner. In all instances where the Agreement refers to a purchase price of $5,385,000, the amount $5,500,000 should be substituted as the adjusted purchase price.

    All other terms and conditions of the Agreement shall remain in full force and unaffected by this amendment.

                                  Very Truly Yours,

                                  /s/ L.D. Wright
                                  L.D. Wright

RGW/rw

ACCEPTED AND AGREED, this 24th day of June, 1997.


/s/ Joseph D. Crook
--------------------------
Joseph D. Crook
Its President

                                     EXHIBIT "A"

                               CONSOLIDATION AGREEMENT

                                     EXHIBIT "B"

                        VOTING AGREEMENT AND IRREVOCABLE PROXY


    This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of May 29, 1997, is executed by and among Texas Bank, Baytown, Texas, a Texas banking association ("Baytown"), Bay Bancshares, Inc., a Texas corporation ("Bancshares"), Larry D. Wright ("Wright"), as a proxy, ________("________"), as a substitute proxy, and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

    WHEREAS, Baytown, Bancshares and certain other parties have executed that certain Agreement and Plan of Reorganization, dated as of May 29, 1997 (the "Agreement"), providing for the eventual consolidation of Baytown with and into Bayshore National Bank of La Porte, La Porte, Texas ("Bayshore"), a wholly owned subsidiary of Bancshares to consolidate (the "Consolidation"); and

    WHEREAS, Section 5.15 of the Agreement requires that Baytown deliver to Bancshares the irrevocable proxies of the Shareholders; and

    WHEREAS, Baytown and Bancshares are relying on the irrevocable proxies in incurring expenses in reviewing Baytown's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Consolidation.

    NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bancshares, Baytown and the Shareholders undertake, promise, covenant and agree with each other as follows:

    1. The Shareholders, being the holders of the shares of common stock, par value $3.75 per share of Baytown (the "Baytown Common Stock") set forth beside their names on the signature pages hereto, hereby agree to vote at the shareholders' meeting referred to in Section 1.11 of the Agreement (the "Meeting") all shares of Baytown Common Stock the Shareholders own of record as of the date of the Meeting and to direct the vote of all shares of Baytown Common Stock that the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Initial Consolidation and the Agreement and Plan of Consolidation by and between Baytown and Bayshore (the "Consolidation Agreement") and all of the agreements and transactions contemplated by the Agreement and the Consolidation Agreement.

    2. In order to better effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Wright, with full power of substitution, his or her true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at the Meeting all of such Shareholder's Shares in favor of the approval of the Initial Consolidation and the Consolidation Agreement and the transactions contemplated by the Agreement and the Consolidation Agreement, with such modifications to the Initial Consolidation and the Consolidation Agreement as the parties thereto may make; provided, however, that this proxy shall not apply with respect to any vote on the Initial Consolidation or the Consolidation Agreement if the Agreement of the Consolidation Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders under the Consolidation Agreement in its present form.

    3. Wright, by his execution below, hereby appoints _________________as substitute proxy to act as the Proxy Holder under this Agreement; provided, however, that such appointment of ______________________ as Proxy Holder is subject to revocation by Wright at any time upon notice to Baytown. ___________________, by his execution below as substitute Proxy Holder, agrees to vote all of the Shareholders' Shares at the Meeting in favor of the approval of the Initial Consolidation and the Consolidation Agreement and the transactions contemplated by the Agreement and the Consolidation Agreement, with such modifications to the Initial Consolidation and the Consolidation Agreement as the parties may make; provided, however, that this proxy shall not apply with respect to any vote on the Initial Consolidation or the Consolidation Agreement if the Agreement or the Consolidation Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders under the Consolidation Agreement in its present form.

    4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Bancshares, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of Baytown Common Stock in the amount of such Shares, to deliver to Bancshares an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

    5. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

    6. The Shareholders acknowledge that Baytown and Bancshares are relying on this Agreement in incurring expenses in reviewing Baytown's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Initial Consolidation and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING ARTICLE 2.29C OF THE TEXAS BUSINESS CORPORATION ACT. The Shareholders and Baytown acknowledge that the performance of this Agreement is intended to benefit Bancshares.

     7. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Agreement and the Consolidation Agreement.

     8. The vote of the Proxy Holder shall control in any conflict between his vote of the Shares and a vote by the Shareholders of the Shares, and Baytown agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Initial Consolidation and the Consolidation Agreement as set forth in
Section 1 hereof.

     9. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by Baytown, Bancshares and such Shareholder.

     10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     11. This Agreement, together with the Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     12. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     13. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.
                                        TEXAS BANK

                                        By: /s/ Joseph D. Crook
                                           ------------------------------
                                             Joseph D. Crook, President

                                        ADDRESS FOR BAYTOWN:

                                        Texas Bank
                                        6810 Garth Road
                                        Baytown, Texas 77521
                                        Telecopy: (713) 421-1344


                                        BAY BANCSHARES, INC.

                                        By:
                                           ------------------------------
                                             Larry D. Wright, President


                                        PROXY HOLDER:


                                        ------------------------------
                                        Larry D. Wright


                                        ADDRESS FOR BANCSHARES AND PROXY HOLDER:

                                        1001 Highway 146
                                        La Porte, Texas 77571
                                        Telecopy: (713) 470-8122


                                        SUBSTITUTE PROXY HOLDER:


                                        ------------------------------
                                        ------------------------------


                                        SHAREHOLDERS:

                                        /s/ H. Erwin Wilbanks
                                        ------------------------------------
                                        4,136 shares  H. ERWIN WILBANKS


                                        /s/ Joseph D. Crook
                                        ------------------------------------
                                        1,606 shares JOSEPH D. CROOK


                                        /s/ Henry D. Adair
                                        ------------------------------------
                                        3444 shares HENRY ADAIR


                                        /s/ The Pettiette Family Partnership
                                        ------------------------------------
                                        28,115 shares THE PETTIETTE FAMILY
                                                           PARTNERSHIP LTD
                                         4,330 shares ROY G. PETTIETTE IRA



                                        ------------------------------------
                                                shares
                                        --------


                                        /s/ Henry W. Ollinger
                                                  for Ollinger Partnership
                                        -------------------------------------
                                        7,267 shares OLLINGER FAMILY 1990 LTD
                                                            PARTNERSHIP


                                        /s/ Henry W. Ollinger
                                                  for Mary Ollinger
                                        ------------------------------
                                        2,907 shares MARY WINSLOW OLLINGER

                                        /s/ David P. Haywood
                                        ------------------------------
                                        7,214 shares DAVID P. HAYWOOD


                                        /s/ Lee N. Joseph
                                        ------------------------------
                                        3,618 shares LEE N. JOSEPH


                                        ------------------------------------
                                                shares
                                        --------

                                        ADDRESS FOR THE SUBSTITUTE PROXY HOLDER
                                        AND ALL THE SHAREHOLDERS:



                                        ------------------------------

                                        ------------------------------

                                        ---------------, Texas -------

                                        Telecopy: (   )
                                                   --- ---------------

                                 LIMITED PARTNERSHIP

                                     AGREEMENT OF

                       THE PETTIETTE FAMILY PARTNERSHIP, LTD.,

                             A TEXAS LIMITED PARTNERSHIP
principal office in the United States, as referenced in the Act. The Managing Partner may, from time to time, change the principal place of business, the registered office and/or the principal office in the United States of the Partnership to any other location by complying with the applicable provisions of the Act.

    2.3 REGISTERED AGENT. The registered agent of the Partnership shall be Roy Gerald Pettiette, in his individual capacity.

                                     ARTICLE III

                                       PURPOSES

    The purposes of the Partnership shall be as follows:

         A. to provide a vehicle to combine capital to make investments (including, but not limited to, investments in real estate ventures, stocks, bonds and other equity and debt securities);

         B. to manage Partnership Properties and to reinvest the income or gains therefrom;

         C. to sell, exchange or otherwise dispose of Partnership Properties as hereinafter provided; and

         D. to do any and all acts, enter into any businesses or ventures and make any investments which are lawful under the Act.


                                      ARTICLE IV

                                         TERM

    The Partnership shall come into being at the date of this Agreement (notwithstanding the filing of the certificate of limited partnership at a later date), and shall remain in being, unless sooner terminated as hereinafter provided, through December 31, 2044.

                                      ARTICLE V

                                 PARTNERS AND CAPITAL

    5.1 PARTNERS. The names of the General Partners and Limited Partners are as set forth in Schedule A. There are no other Partners of the Partnership and no other Person has any right to take part in the ownership, management or other rights of the Partnership, except as otherwise provided in this Agreement.

    21.5 HEADINGS. The Article and Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text or any Article or Section.

    21.6 GENDER AND NUMBER. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

    21.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

    21.8 DISPUTES. In the event the General Partners cannot agree on any matter, the then acting certified public account who filed the last tax return for the Partnership shall decide.

    21.9 INITIAL CONTRIBUTION AND ASSIGNMENT. Roy Gerald Pettiette and Patsy Ann Zuehlke Pettiette will initially contribute all assets to the Partnership. Execution of this instrument shall act as an assignment from Roy Gerald Pettiette and Patsy Ann Zuehlke Pettiette of a 1% General Partnership interest to the Roy and Patsy Pettiette Family 1996 Trust as shown on Exhibit "A".

    IN WITNESS WHEREOF, the General Partners and the Limited Partners have executed this Agreement to be effective as of the date first above written.


GENERAL PARTNERS:       /s/ Roy Gerald Pettiette
                        ----------------------------------------------------
                        Roy Gerald Pettiette

                        /s/ Patsy Ann Zuehlke Pettiette
                        ----------------------------------------------------
                        Patsy Ann Zuehlke Pettiette

                        /s/ Roy Gerald Pettiette
                        ----------------------------------------------------
                        Roy Gerald Pettiette, Trustee of the Roy and Patsy Pettiette Family 1996 Trust

LIMITED PARTNERS:       /s/ Roy Gerald Pettiette
                        ----------------------------------------------------
                        Roy Gerald Pettiette

                        /s/ Patsy Ann Zuehlke Pettiette
                        ----------------------------------------------------
                        Patsy Ann Zuehlke Pettiette

                             UNIVERSAL POWER OF ATTORNEY

THE STATE OF TEXAS )
                                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS   )

 1
 2       THAT THE OLLINGER FAMILY 1990 LTD. PARTNERSHIP, of the County
 3 of Harris in the State of Texas, does hereby constitute and appoint 4 HARRY WILLIAM OLLINGER JR. its true and lawful attorney for it and 5 in its name, place and stead, to manage and conduct all of the 6 Partnerships affairs and for that purpose, in its name and on its 7 behalf to do and execute any and all of the following acts, deeds
 8  and thing, that is to say:

 9       1.   To ask, demand, sue for, recover and receive all sums of
10 money, debts, dues, goods, wares, merchandise, chattels, effects, 11 and things of whatsoever nature or description which now are or
12  hereafter shall be or become due, owing, payable or belonging to
13 the Partnership in or by any right, title, ways or means howsoever, 14 and upon receipt thereof or of any part thereof or make, sign,
15  execute and deliver such receipts, releases, or other discharges
16  for the same respectively as they shall think fit or be advised.
17
18       2.   To settle any account or reckoning whatsoever wherein the
19  Partnership now is or at any time hereafter shall be in any wise
20 interested or concerned with any person whomsoever, and to pay or 21 receive the balance thereof as the case may require.
22
23       3.   To receive every sum of money which now is or hereafter
24 shall be due or belonging to the Partnership upon the security or 25 by virtue of any mortgage and on receipt of the full amount secured 26 thereby to execute a good and sufficient release or other discharge 27 of such mortgage by deed or otherwise.
28
29       4.   To compound with or make allowances to any person for or
30 in respect to any debt or demand whatsoever which now is or shall 31 at any time hereafter become due and payable to the Partnership, 32 and to take and receive any composition or dividend thereof or 33 thereupon, and to five releases or other discharges for the whole 34 of such debts or demands, or to settle, compromise, or submit to 35 arbitration every such debt or demand, and every other right, 36 matter, and thing due to or concerning the Partnership as its 37 attorney shall think best, and for the purpose to enter into and

 1  Page 2.
 2
 3
 4  execute and deliver such bonds or arbitration or other instruments
 5  as its attorney may deem advisable in the premises.
 6
 7       5.   To commence, prosecute, discontinue, or defend all actions
 8 or other legal proceedings touching its estate or any part thereof, 9 or touching any matter in which the Partnership or its estate may
10  be in any wise concerned.
11
12       6.   To enter into and upon all and singular its real estate,
13  and to let, manage, and improve the same or any part thereof, and
14  to repair or otherwise improve or alter, and to insure any
15  buildings thereon.
16
17       7.   To sell, either at public or private sale, or exchange any
18 part or parts of the Partnerships real estate or personal property 19 for such consideration and upon such terms as its attorney shall
20 think fit, and to execute and deliver good and sufficient deeds or 21 other instruments for the conveyance or transfer of the same, with 22 such covenants of warranty or otherwise as by attorney shall see
23 fit, and to give good and effectual receipts for all or any part of 24 the purchase price or other consideration.
25
26       8.   To deposit any moneys which may come into its attorney's
27 hands with any bank or banker in its name, and any of such money or 28 any other money to which the Partnership is entitled which now is
29  or shall be so deposited to withdraw, and either employ as its
30 attorney shall think fit in the payment of any debts, or interest, 31 payable by the Partnership, or taxes, assessments, insurance, and
32 expenses due and payable or to become due and payable on account of 33 its real and personal estate, or in or about any of the purposes
34  herein mentioned, or otherwise for its use and benefit, or to
35  invest in its name in any stocks, bonds, securities or other
36  property, real or personal, as its attorney may think proper, and
37  to receive and give receipts for any income or dividend arising
38  from such investments, and all and any such investments or other
39  investments to vary or dispose of for the Partnership's use and
40  benefit as its attorney may think fit.
41
42       9.   To borrow any sum or sums of money on such terms and with
43  such security, whether real or personal property, as its attorney
44  may think fit, and for that purpose to execute all promissory
45  notes, bonds, mortgages, and other instruments which may be
46  necessary or proper.
47
48       10.  To vote at the meetings of stockholders or other meetings
49 of any corporation or company, or otherwise to act as its attorney 50 or proxy in respect of any stocks, shares, or other instruments now 51 or hereafter held by the Partnership therein, and for that purpose 52 to execute any proxies or other instruments.

 1  Page 3
 2
 3
 4       11.  For all or any of the purposes of these presents to enter
 5  into and sign, seal, execute, acknowledge, and deliver any
 6  contracts, deeds, or other instruments, whatsoever, and to draw,
 7  accept, make, endorse, discount, or otherwise deal with any bills
 8  of exchange, checks, promissory notes, or other commercial or
 9  mercantile instruments.
10
11       12.  To sign, execute, acknowledge and deliver any oil, gas
12  and mining lease or royalty deed or conveyance or assignments of
13  oil, gas and mining leases, or royalties, for such consideration on
14 such terms and such provisions as to its said attorney may seem necessary 15 or proper, and to receive any and all sums derived
16  therefrom, including bonus, delay rental, royalty payments or any
17  sum, for the extension or renewal thereof, and to do any and all
18  other things in connection therewith.
19
20       13.  To execute and to file income tax returns required by any
21  act or acts of congress for the present year, or any succeeding
22  year hereafter, and to file any claim on account of overpayment or
23  illegal collection of income taxes for any year, and to make and
24  file any return of any tax that may be required of the partnership
25  in connection with its business, especially the making of
26  assessments for the purpose of ad valorem taxes and the making of
27  returns and payment of Social Security taxes.
28
29       14.  In general, to do all other acts, deeds, matters, and
30  things whatsoever in or about the partnership's estate, property,
31  and affairs, or to concur with persons jointly interested with the
32  Partnership therein in doing all acts, deeds, matters, and things
33  herein, either particularly or generally described, as fully and
34  effectually to all intents and purposes as the Managing General
35  Partners could do in their own proper person if personally present.
36
37       15.  And Harry W. & Mary W. Ollinger the said Managing General
38 Partners, do hereby ratify and confirm and promise at all times to 39 ratify and confirm all and whatsoever the Partnerships said attorney
40  shall lawfully do or cause to be done about the premises by virtue
41 of these presents. We expressly provide that this power of 42 attorney shall not terminate on our disability, it being our intent
43  that power of attorney shall not terminate by reason of our later
44  disability or incompetency.  This power of attorney may be revoked
45  by the Managing General Partners only by written revocation, filed
46 for record in the Office of the County Clerk of Harris County, 47 Texas, or their death, and we hereby declare that as against us and 48 all persons claiming under us, everything which the Partnerships
49  said attorney shall do and cause to be done in pursuance hereof
50 shall be valid and effectual in favor of any person claiming the 51 benefits thereof, who, before the doing thereof shall not have had 52 notice of such revocation. Neither our mental or physical

 1  Page 4.
 2
 3
 4  disability will void this power.
 5
 6
 7       EXECUTED, this the 3 day of May, 1994.
 8
 9
10
11                           /s/ Harry W. Ollinger
                             ---------------------------------
12                           Harry W. Ollinger
13                           Managing General Partner
14
15
16                           /s/ Mary W. Ollinger
                             ---------------------------------
17                           Mary W. Ollinger
18                           Managing General Partner
19
20
21  STATE OF TEXAS      )
22
23  COUNTY OF HARRIS    )
24
25     BEFORE ME, the undersigned authority, on this day personally
26  appeared Harry W. and Mary Winslow Ollinger known to me to be
27 the persons whose names are subscribed to the foregoing instrument 28 and acknowledged to me that they executed the same for the purposes 29 and consideration therein expressed.

30       GIVEN UNDER MY HAND AND SEAL OF OFFICE this 3rd day of
31  May, 1994.
32
33                                   /s/ Illegible
                                     ---------------------------
34                                   NOTARY PUBLIC in and for
35                                   Harris County, Texas
36
37

                                     EXHIBIT "C"

                           OPINION OF COUNSEL TO BANCSHARES

1. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the power and authority to own its property and carry on its business as now conducted.

2. This Agreement has been duly authorized by all necessary corporate action on the part of Bancshares, has been executed and delivered by Bancshares, and constitutes the valid and legally binding obligation of Bancshares, enforceable in accordance with its terms.

3. The Consolidation Agreement has been duly authorized by all necessary corporate action on the part of Bancshares, has been executed and delivered by Bancshares, and constitutes the valid and legally binding obligation of Bancshares, enforceable in accordance with its terms.

4. The execution, delivery, and performance by Bancshares of this Agreement will not violate any covenants or conditions of the Articles of Incorporation or Bylaws of Bancshares and will not violate any provision of law, any order of any court or governmental agency.

5. The execution, delivery, and performance by Bayshore of the Consolidation Agreement will not violate any covenants or conditions of the Articles of Association or Bylaws of Bayshore and will not violate any provision of law, any order of any court or governmental agency.

6. All necessary approvals and consents for Bancshares to consummate the transactions contemplated by this Agreement and the Consolidation Agreement have been obtained;

7.  Such other matters as counsel for Baytown may reasonably request.

    In giving the foregoing opinions, such counsel may rely upon the opinion of other legal counsel satisfactory to the Shareholders and Baytown and upon certificates of public officials and officers and directors of Bancshares. Such opinions may be based on such assumptions and subject to such qualifications and limitations as are usual in legal opinions in similar situations.

                                     EXHIBIT "D"

                  OPINION OF COUNSEL TO THE SHAREHOLDERS AND BAYTOWN


1. Baytown is a Texas banking association, organized, validly existing and in good standing under the laws of the State of Texas and has the power and authority to own its property and carry on its business as now conducted.

2. This Agreement and the Consolidation Agreement have been duly authorized by all necessary corporate action on the part of Baytown, have been duly executed and delivered by Baytown, and constitute the valid and legally binding obligation of Baytown, enforceable in accordance with their terms.

3. The execution, delivery, and performance by the Shareholders and Baytown of this Agreement and the Consolidation Agreement will not violate any covenants or conditions of the Articles or Bylaws of Baytown and will not violate any provision of law, any order of any court or governmental agency or result in the creation or imposition of any lien, charge or encumbrance upon the assets of Baytown to the provisions of any indenture, mortgage, trust, franchise, permit, license, note or other agreement or instrument to which Baytown is a party.

4. To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting Baytown, at law or in equity or before or by any governmental department, commission, board, bureau agency or instrumentality, domestic or foreign other than those disclosed in Schedules 3.06 and 3.08 of the Agreement and Plan of Reorganization by and between Bay Bancshares, Inc. and Texas Bank, which, if adversely determined, would result in a Material Adverse Change.

5. The entire authorized capital stock of Baytown consists of 77,616 shares of common stock, par value $3.75 per share, of which 77,616 shares are issued and outstanding and none are held in treasury.

6. All necessary approvals and consents for Baytown to consummate the transactions contemplated by this Agreement have been obtained.

7.  Such other matters as counsel for Bancshares may reasonably request.

    In giving the foregoing opinions, such counsel may rely upon the opinion of other legal counsel satisfactory to Bancshares and upon certificates of public officials and officers and directors of Baytown. Such opinions may be based on such assumptions and subject to such qualifications and limitations as are usual in legal opinions in similar situations.

                                     EXHIBIT "E"

                     FORM OF RELEASE TO BE EXECUTED BY DIRECTORS

                                     RELEASE
                                   (Director)

     This Release (the "Release"), dated as of May 29, 1997, is made by ______ (the "Director"), in favor of Texas Bank, Baytown, Texas, a Texas banking association (the "Baytown").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of May 29, 1997, by and between Baytown and Bay Bancshares, Inc., and joined in by certain other parties, it is a condition to the consummation of the transactions contemplated by the Agreement that the Director shall have executed and delivered to the Baytown an instrument releasing the Baytown from any and all claims of such Director;

     WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Agreement as discussed above;

     WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein;

     NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

1. The Director acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of setoff whatsoever against Baytown, except as a result of the Director's capacity as a depositor with Baytown, or for salary or bonus due to such Director in the ordinary course of business. The Director for himself or herself and on behalf of his or her heirs and assigns (the "Director Releasing Parties") releases, acquits and forever discharges Baytown and their respective predecessors, successors, assigns, officers, directors, employees, agents, and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of the Director's capacity as a depositor with the Bank or for salary or bonus due to such Director in the ordinary course of business. It is intended that this Release shall release all claims of any kind or nature that any of the Director Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of the Director's capacity as a depositor with Baytown or for salary or bonus due to such Director in the ordinary course of business.

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to comprise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by Baytown. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Director may have or be entitled to against Baytown, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

3. The Director represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Director enters into this release upon the advice of and in concurrence with his or her own legal counsel, and the Director is represented by separate legal counsel than that of Baytown.

4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                        THE DIRECTOR:



                                        ------------------------------

                                        -----------------

STATE OF TEXAS

COUNTY OF ____________________

     This instrument was acknowledged before me on ____________________, 1997, by _____________________________, Individually.




                              _____________________________________________
                              Notary Public in and for the State of Texas

                              Printed Name:________________________________

                              My Commission Expires:_______________________

                                   EXHIBIT "F"

                     FORM OF RELEASE TO BE EXECUTED OFFICERS

                                     RELEASE
                                    (Officer)


     This Release (the "Release"), dated as of May 29, 1997, is made by ____________ (the "Officer"), in favor of Texas Bank, Baytown, Texas, a Texas banking association (the "Baytown").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of May 29, 1997, by and between Baytown and Bay Bancshares, Inc., and joined in by certain other parties, it is a condition to the consummation of the transactions contemplated by the Agreement that the Officer shall have executed and delivered to the Baytown an instrument releasing the Baytown from any and all claims of such Officer;

     WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Agreement as discussed above;

     WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein;

     NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

1. The Officer acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of setoff whatsoever against Baytown, except as a result of the Officer's capacity as a depositor with Baytown, or for salary or bonus due to such Officer in the ordinary course of business. The Officer for himself or herself and on behalf of his or her heirs and assigns (the "Officer Releasing Parties") releases, acquits and forever discharges Baytown and their respective predecessors, successors, assigns, officers, directors, employees, agents, and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of the Officer's capacity as a depositor with the Bank or for salary or bonus due to such Officer in the ordinary course of business. It is intended that this Release shall release all claims of any kind or nature that any of the Officer Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of the Officer's capacity as a depositor with Baytown or for salary or bonus due to such Officer in the ordinary course of business.

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to comprise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by Baytown. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Officer may have or be entitled to against Baytown, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

3. The Officer represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Officer enters into this release upon the advice of and in concurrence with his or her own legal counsel, and the Officer is represented by separate legal counsel than that of Baytown.

4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                   THE OFFICER:



                                   -----------------------------------

                                   -------------------------

STATE OF TEXAS

COUNTY OF________________

     This instrument was acknowledged before me on ___________________, 1997, by _________________________________, Individually.





                              ______________________________________________
                              Notary Public in and for the State of Texas

                              Printed Name:_________________________________

                              My Commission Expires:________________________

                                     EXHIBIT "G"

                           FORM OF NONCOMPETITION AGREEMENT

                               NONCOMPETITION AGREEMENT

This Agreement made as of this 29th day of May, 1997, by and between _______________ ("Shareholder"), and Bay Bancshares, Inc. ("Bancshares").

A. Concurrently with the execution of this Agreement, Shareholder is receiving cash from Bancshares for shares of common stock (the "Shares") of Texas Bank, Baytown, Texas ("Baytown") representing all of the Shareholder's interest in Baytown.

B. As a condition to purchasing such Shares, and in partial consideration of the amounts to be paid by Bancshares to Shareholder in connection with such purchase, Bancshares has requested Shareholder to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. NONDISCLOSURE COVENANT. Shareholder agrees not to, at any time, divulge or communicate to any person or entity, or use to the detriment of the Bancshares, or for the benefit of himself or any other person or entity, or misuse in any other way, any confidential information or trade secrets of Baytown or Bancshares. For this purpose, the terms "confidential information" and "trade secrets" shall be deemed to include all information concerning the Baytown's or Bancshares's operations and products, formulas, properties, assets, costs and pricing data, customer listings and names of potential customers, services, business and collection methods, financial reports, practices, know how, confidential and proprietary information, marketing strategies and other trade secrets, whether in the form of records, files, correspondence, notes, data, information or otherwise; provided, however, that "confidential information" and "trade secrets" shall not include any of the foregoing that (i) has been made available to the public by Baytown or Bancshares, (ii) is in the public domain, or (iii) is readily ascertainable from public or published information or trade sources. Notwithstanding the foregoing, Shareholder may disclose information relating to Baytown's or Bancshares business that would otherwise be required to be kept confidential (a) if required to be disclosed pursuant to a subpoena issued by a court or governmental agency, whether or not said subpoena is issued pursuant to a lawsuit or other proceeding involving the parties hereto or any other third party, if Shareholder has notified Bancshares of such subpoena and given the Bancshares a reasonable opportunity to object to such subpoena, or (b) if such disclosure is authorized by Bancshares in writing in advance of such disclosure. Shareholder shall exercise utmost diligence to protect and guard the Baytown's and Bancshares confidential information and trade secrets. Shareholder agrees promptly to deliver to Bancshares all property and documents of Baytown or Bancshares relating to Baytown's or Bancshare's business that Shareholder is required to keep confidential under this paragraph 1 in

Shareholder's custody or control, and shall not retain any copies or extracts of any such property, documents or data without the prior written consent of Bancshares.

2.  NONCOMPETITION COVENANT.

    (a) Shareholder hereby acknowledges that Bancshares would not pay for the Shares or any part thereof, unless Shareholder enters into the agreements and covenants contained in this Agreement, and that such agreements and covenants on the part of Shareholder are one of the inducing causes of the payment for Shareholder's Shares as provided in the Agreement and Plan of Reorganization of even date herewith; and Shareholder hereby covenants and agrees that Shareholder will not, without the prior written consent of Bancshares, for a period of two (2) years from the date hereof in the geographic area delineated by Baytown as its Community Reinvestment Act Assessment Area:

         (1) directly or indirectly, own, engage in, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected as a stockholder, director, officer, employee, consultant, agent, partner, joint venturer or in any other manner with, any business which, or any business organization any part of which, engages in the business of Bancshares; or

         (2) canvass, solicit or accept or give any other person, firm, business organization or corporation the right to canvass, solicit, or accept any business from any present or past customers of Baytown or Bancshares; or

         (3) directly or indirectly, request or advise any present or future customer of Baytown or Bancshares to withdraw, curtail, or cancel any deposits, loans, contracts, orders or modify any arrangement with Bancshares.

    (b) Shareholder hereby agrees that his undertakings set forth in this paragraph 2 may be assigned by Bancshares to any person, firm, corporation or other business organization or entity to whom may be transferred all or a part of the assets of Bancshares, the intention of the parties being that the said agreements and covenants on the part of Shareholder shall inure to the benefit of any such person, firm, corporation or other business organization or entity that may succeed to any or all of the assets owned by Bancshares with the same force and effect as if the said agreements and covenants on the part of Shareholder were made directly to such successor.

    (c) If any court of competent jurisdiction should determine that any term or terms of this paragraph 2 are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they shall comply with application law; in such case, all of the remaining terms of this paragraph 2, together with such modified term or terms, shall remain in full force and effect.

3. INJUNCTIVE RELIEF. Shareholder recognizes that the restrictions and covenants contained in this Agreement are reasonable and necessary for the protection of the legitimate business interests and goodwill of Bancshares. Shareholder acknowledges that any material breach or violation of the restrictions and covenants contained in this Agreement will cause substantial damages and irreparable harm to Bancshares and to Buyer for which there is no adequate remedy at law. Thus, in addition to any other remedies, Bancshares will each be entitled to temporary and/or permanent injunctive relief to enforce the provisions of this Agreement without the necessity of proving actual damages or posting bond or other security.

4. GOVERNING LAW. THIS NONCOMPETITION AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF RELATING TO CHOICE OF LAW.

5. TITLES AND SUBTITLES. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6. ASSIGNMENT. This Agreement shall be binding upon Shareholder, successors, assigns and legal representatives, and shall inure to the benefit of Bancshares and its respective successors and assigns. Shareholder may not delegate or assign his obligations hereunder.

7. ENTIRE AGREEMENT. This Agreement expresses the entire agreement between Shareholder and Bancshares with reference to the subject matter hereof.

8. ATTORNEYS' FEES. If either party should file a lawsuit against the other to enforce any right such party has hereunder, the prevailing party shall also be entitled to recover a reasonable attorneys' fee and costs of suit in addition to any other relief awarded such prevailing party.

9. LEGAL COUNSEL. Each of the undersigned has read this Agreement, has had the opportunity to consult with legal counsel concerning the matters contained herein, and has either obtained legal counsel with respect to such matters and the execution of this Agreement, or has voluntarily waived such right.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SHAREHOLDER:

-------------------------
[Name]

AGREED TO AND ACCEPTED THIS ____ day of ____________, 19___:

BANCSHARES

By:
   -----------------------
[Name and Title]

                                    SCHEDULE 4.05

                                CONSENTS AND APPROVALS


Approval of the Federal Reserve pursuant to 12 U.S.C. Section ___, as amended.

Approval of the FDIC pursuant to 12 U.S.C. Section ___, as amended.

Approval of the Comptroller of the Currency pursuant to 12 U.S.C. Section ___, as amended.

Approval of the Texas Department of Banking pursuant to ______________ of the Texas Banking Act, as amended.